                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               [Amendment No. ]


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2)
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            ALOETTE COSMETICS, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|      No fee required.

|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                                           Common Stock
                  ------------------------------------------------------------


         2) Aggregate number of securities to which transaction applies:

                                            2,104,253
                  ------------------------------------------------------------


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                       $5.25 (cash merger consideration to be paid per share)
                  ------------------------------------------------------------


         4) Proposed maximum aggregate value of transaction:

                           $11,778,703  (includes $731,375 payable to option
                                    and warrant holders for spread)
                  ------------------------------------------------------------
         5) Total fee paid.

                                            $2,356
                  ------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Rgistration Statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                            ALOETTE COSMETICS, INC.
                            1301 Wright's Lane East
                            West Chester, PA 19380
                                (610) 692-0600


                                                                  May 22, 1998


Dear Shareholders:

         You are cordially invited to attend a special meeting of shareholders of Aloette Cosmetics, Inc. to be held at the Company's headquarters at the above address on Tuesday, June 23, 1998 at 10:00 a.m. local time.

         At this meeting, you will be asked to vote on the acquisition, by means of a merger, of Aloette Cosmetics by ACI Acquisition Partners, Inc. ("ACIA"). In the merger, you will be entitled to receive $5.25 in cash for each share of Aloette Cosmetics common stock that you own.

         A merger agreement with ACIA has been unanimously approved by your Board of Directors. The Board of Directors has concluded that the proposed merger is in the best interests of Aloette Cosmetics' shareholders and, therefore, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT. In deciding to approve the merger agreement, your Board of Directors received the opinion of Berwind Financial, L.P. to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the consideration to be received by the Aloette Cosmetics shareholders in the merger, as of such date, was fair to such shareholders from a financial point of view.

         The attached notice of meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully.

         Whether or not you plan to attend the special meeting, we urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting. The merger is an important step for Aloette Cosmetics and its shareholders. THE MERGER CANNOT BE COMPLETED UNLESS THE ALOETTE COSMETICS SHAREHOLDERS ADOPT THE MERGER AGREEMENT.

         On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR adoption of the merger agreement.

                                       Sincerely,

                                       /s/ Patricia J. Defibaugh

                                       Patricia J. Defibaugh
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer

                            ALOETTE COSMETICS, INC.
                            1301 Wright's Lane East
                            West Chester, PA 19380
                                (610) 692-0600

                          NOTICE AND PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 23, 1998

To the shareholders of Aloette Cosmetics, Inc.:

       This notice is provided to inform you that a Special Meeting of Shareholders of Aloette Cosmetics, Inc. ("Aloette" or the "Company") will be held at the Company's headquarters at the above address, on Tuesday, June 23, 1998 at 10:00 a.m. local time (the "Meeting"), for consideration of and action upon the following matters:

       1. To consider and vote on a proposal (the "Proposal") to approve and adopt an Agreement and Plan of Merger, dated April 10, 1998 (the "Merger Agreement"), by and between ACI Acquisition Partners, Inc. ("ACIA") and Aloette. Pursuant to the Merger Agreement, ACIA will be merged into Aloette (the "Merger"), with Aloette continuing as the surviving corporation (the "Surviving Entity"). If the Merger Agreement is adopted and the Merger approved by the shareholders of Aloette and the other conditions to the Merger are satisfied or waived, each share of common stock of Aloette ("Aloette Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares of Aloette Common Stock held by Aloette as treasury stock, which shares shall be canceled, and (ii) shares as to which statutory appraisal rights have been exercised) will be converted into the right to receive $5.25 in cash, without interest. The actual terms of the Merger are contained in the Merger Agreement which is attached to the Proxy Statement as Appendix A.

       2. To transact such other business as may properly come before the Meeting and any postponement or adjournment thereof, and matters incident to the conduct of the Meeting.

       The Board of Directors has fixed the close of business on May 8, 1998 as the record date (the "Record Date") for the determination of shareholders of Aloette entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Shareholders may vote in person or by proxy. In the event that there are not sufficient votes to approve the Proposal, the Meeting may be postponed or adjourned in order to permit further solicitation of proxies by Aloette. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum with respect to the Proposal, then those shareholders entitled to vote who are present at the adjourned Meeting in person or by proxy shall nevertheless constitute a quorum for the purpose of acting upon such Proposal. The Proxy Statement and the accompanying proxy card is first being sent to shareholders on or about May 22, 1998.

       Whether or not you plan to attend the Meeting in person, please mark, date and sign your proxy, and mail it in the stamped envelope enclosed for your convenience. In order to avoid the additional expense to Aloette of further solicitation, we ask your cooperation in mailing your proxy promptly. Returning the proxy does not affect your right to vote in person on all matters brought before the Meeting, but will help assure a quorum if you do not attend.

                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                     Sincerely,

                                     /s/ Patricia J. Defibaugh

                                     Patricia J. Defibaugh
                                     Chairman of the Board of Directors and
                                     Chief Executive Officer



West Chester, PA
May 22, 1998

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER...............................................................................1

SUMMARY..............................................................................................................3

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING.......................................................................7

VOTING SECURITIES OF THE COMPANY.....................................................................................7

SOLICITATION OF PROXIES..............................................................................................8

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE......................................................................8

APPROVAL OF THE MERGER...............................................................................................9
           Purpose, Structure and Effect of the Merger...............................................................9
           Background of the Merger..................................................................................9
           Aloette's Reasons for the Merger; Recommendation of the Board of Directors...............................10
           Opinion of Independent Financial Advisor ................................................................11
           Interests of Certain Persons in the Merger...............................................................13
           Merger Agreement.........................................................................................14
                    Terms of the Merger.............................................................................14
                    Conversion of Aloette Common Stock and the Stock of ACIA in the Merger..........................14
                    Appraisal Rights................................................................................15
                    Aloette Options and Warrants....................................................................15
                    Payment for Shares..............................................................................15
                    Representations and Warranties..................................................................16
                    Conduct of Business Pending the Merger..........................................................16
                    Solicitations and Superior Proposals............................................................17
                    Additional Covenants............................................................................18
                    ACIA's Deposit..................................................................................18
                    Conditions to the Merger........................................................................19
                    Termination of Merger Agreement and Termination Fees............................................19
                    Expenses........................................................................................20
                    Amendment.......................................................................................20
           Guaranty Agreement.......................................................................................20
           Accounting Treatment.....................................................................................20
           Certain Effects of the Merger............................................................................20
           Federal Income Tax Consequences..........................................................................20
           Regulatory Compliance....................................................................................21

APPRAISAL RIGHTS....................................................................................................22

INFORMATION REGARDING ALOETTE.......................................................................................23

INFORMATION REGARDING ACIA..........................................................................................26

MARKET PRICE  FOR THE ALOETTE COMMON STOCK..........................................................................26

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF OFFICERS AND DIRECTORS.......................................................27

INDEPENDENT ACCOUNTANTS.............................................................................................28

WHERE YOU CAN FIND ADDITIONAL INFORMATION...........................................................................28

OTHER BUSINESS......................................................................................................28

Appendix A - Agreement and Plan of Merger
Appendix B - Opinion of Berwind Financial, L.P.
Appendix C - Guaranty Agreement
Appendix D - Appraisal Rights Statute

                            ALOETTE COSMETICS, INC.
                            1301 Wright's Lane East
                       West Chester, Pennsylvania 19380
                                (610) 692-0600

                                PROXY STATEMENT
                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                          OF ALOETTE COSMETICS, INC.
                                 JUNE 23, 1998
                               ----------------

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   When is the Special Meeting?

A: The Meeting will take place on Tuesday, June 23, 1998 at 10:00 a.m., local time, at the Company's headquarters. At the Meeting, the Aloette shareholders will be asked to approve the Merger and adopt the related Merger Agreement.

Q:   What will I receive in the Merger?

A: If the Merger is completed, the Aloette shareholders will have the right to receive $5.25 in cash for each share of Aloette Common Stock they own.

Q:   Who is ACIA?

A: ACI Acquisition Partners, Inc. is a closely held corporation recently organized for the purpose of effecting the Merger. It has no material assets (except for cash on hand) and is not engaged in any material activities, except in connection with the Merger and the transactions contemplated thereby. The executive offices of ACIA are located at 1640 Powers Ferry Road, Building A, Marietta, Georgia 30067.

Q:   Do I have the option to receive ACIA common stock in the Merger?

A:   No.  ACIA is a closely held, private company.

Q:   Why is Aloette recommending the Merger Agreement?

A: Due to the continuing decline in Aloette's revenues, franchises, and independent sales people, the Aloette Board of Directors determined that, in an attempt to maximize shareholder value, the Company should explore its strategic alternatives. Based on its assessment, the Aloette Board of Directors concluded that a sale of the Company at the present time is in the best interests of Aloette's shareholders. In addition, your Board of Directors received the opinion of Berwind Financial, L.P. ("Berwind"), its investment banker, to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the merger consideration is fair to the Aloette shareholders from a financial point of view. The text of the opinion of Berwind is included in this Proxy Statement as Appendix B. The price of $5.25 per share represents a 45% premium over the average closing market price of the shares over the three-month period ended March 31, 1998.

Q:   What is the required vote?

A: The affirmative vote of the holders of a majority of the votes cast at the Meeting is required to adopt the Merger Agreement.

Q:   Will I have appraisal rights?

A: Any shareholder who does not wish to accept the merger consideration has the right under Pennsylvania law to receive the "fair value" of his or her shares as determined by the Pennsylvania courts. This "right of appraisal" is subject to a number of restrictions and technical requirements.

Q:   What do I need to do now?  Should I send in my stock certificates now?

A: Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Meeting. In addition, you may attend and vote at the Meeting in person, whether or not you have signed and mailed your proxy card. DO NOT SEND IN YOUR STOCK CERTIFICATES NOW. If the Merger is completed, you will receive written instructions on how to exchange them.

Q:   What if I want to change my vote?

A: Just send in a later-dated, signed proxy card before the Meeting or attend the Meeting in person and vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares ONLY if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give instructions to your broker. If you do not instruct your broker how to vote, your shares will not be counted as a vote cast.

Q:   Will I owe any federal income tax as a result of the Merger?

A: You will be taxed on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your common stock. Tax matters are complicated, and tax results may vary among shareholders. We urge you to contact your own tax advisor to fully understand how the Merger will affect you.

Q:   When do you expect the Merger to be completed?

A: Aloette and ACIA are working toward completing the Merger as quickly as possible. We hope to complete the Merger as soon after the Meeting date as possible.

Q:   Whom should I call with questions?

A. If you have any questions about the Merger, please call Aloette Investor Relations at (610) 692-0600.

                                    SUMMARY

         This summary highlights selected information from this document. The Merger will be completed promptly after shareholder approval.

         This summary may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the other documents which are being furnished to you concurrently herewith and to which we have referred you. See "Where You Can Find Additional Information." The actual terms of the Merger are contained in the Merger Agreement. The Merger Agreement is included in this Proxy Statement as Appendix A.

The Merger Consideration

         If the Merger is completed, ACIA has agreed that shareholders who not exercise their statutory appraisal rights will receive $5.25 per share (the "Merger Consideration") in cash for their Aloette Common Stock. The total amount to be paid to all holders of Aloette Common Stock (assuming no shareholders exercise their statutory appraisal rights) and holders of stock options and warrants will be approximately $11.8 million.

Voting

         At the Meeting, the holders of Aloette Common Stock will vote on a proposal to adopt the Merger Agreement. Each share of Aloette Common Stock is entitled to one vote. Employees who hold shares of Aloette Common Stock in an ESOP account will be entitled to vote such shares as if held directly. In order to be approved, a majority of all the votes cast must be voted in favor of adopting the Merger Agreement. On the record date, there were 2,104,253 shares of Aloette Common Stock outstanding and entitled to vote which were held by approximately 900 shareholders of record.

         Members of the Aloette Board of Directors and officers of Aloette, including the Chairman of the Board and Chief Executive Officer, who have the power to vote approximately 42% of the outstanding shares of Aloette Common Stock, have indicated that they intend to vote their shares in favor of the Merger.

Record Date

         The close of business on May 8, 1998, is the record date for determining who is entitled to vote at the Meeting.

Recommendation of the Aloette Board of Directors

         The Aloette Board of Directors has approved the Merger Agreement and unanimously recommends that you vote to adopt the Merger Agreement. The Aloette Board of Directors believes that the Merger is fair to, and in the best interests of, the Aloette shareholders.

Factors Considered by the Aloette Board of Directors

         In reaching its decision to recommend adoption of the Merger Agreement, the Aloette Board of Directors considered a number of factors. These included the following:

         o The continuing decline in Aloette's revenues and the number of franchises and independent sales people led the Aloette Board of Directors to determine that, in order to maximize shareholder value, the Company should explore its strategic alternatives. Based on its assessment, the Aloette Board of Directors concluded that a sale of the Company at the present time is in the best interests of Aloette's shareholders.

         o The Aloette Board of Directors believed that $5.25 per share was the highest price that ACIA or another party would be willing to pay for Aloette at this time. The Aloette Board of Directors formed this belief after substantial efforts to identify interested parties and negotiations with ACIA to obtain the highest possible price.

         o The Aloette Board of Directors compared the historical market prices of the Aloette Common Stock with the $5.25 per share proposed Merger consideration. The Merger Consideration represents a greater than 100% premium over the closing market price of the shares prior to the announcement by Aloette that it was retaining Berwind to seek strategic alternatives and a 45% premium over the average closing market price of the shares over the three-month period ended March 31, 1998.

         o The Merger Agreement allows third parties to make bona fide offers to acquire Aloette and specifically permits the Aloette Board of Directors to provide information to and negotiate with third parties. A termination fee may be owed to ACIA if Aloette accepts another proposal.

Opinion of Berwind Financial, L.P.

         On April 10, 1998, Berwind delivered to the Aloette Board of Directors its opinion to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the Merger Consideration, as of such date, was fair to the Aloette shareholders from a financial point of view. The opinion of Berwind has been confirmed by a subsequent written opinion dated as of the date of this Proxy Statement which opinion is included in this Proxy Statement as Appendix B. Shareholders of Aloette are urged to read the opinion of Berwind in its entirety.

Interests of Aloette Management in the Merger

         All members of the Aloette Board of Directors and officers of Aloette hold stock options, stock warrants and/or own Common Stock of Aloette and, to that extent, their interest in the Merger is the same as yours. However, some of the officers and directors of Aloette have interests in the Merger that are different from your interests as a shareholder. Some of these interests are set forth below. The Aloette Board of Directors was aware of these interests and considered them in recommending and approving the Merger.

         o Certain Aloette officers may be entitled to deferred compensation, severance payments or other consideration as a result of the Merger or as a result of their termination after the Merger.

         o One member of the Aloette Board of Directors is also a subordinated noteholder.

         o The Merger Agreement provides that all rights to indemnification in favor of any present or former director or officer of Aloette as provided in the Aloette Bylaws and Articles of Incorporation or certain applicable indemnification agreements shall continue indefinitely in full force and effect after the Merger with respect to matters occurring at or prior to the effective time of the Merger.

         In addition, certain of Aloette's executive officers may enter into employment agreements or otherwise will continue to be employed with the Surviving Entity after the Merger.

ACIA's Deposit

         Pursuant to the Merger Agreement, ACIA paid to PNC Bank, National Association, as escrow agent, a good faith earnest money deposit of $1,170,000 (the "Deposit"). ACIA shall be entitled to have the Deposit returned to ACIA only in the event that this Agreement is terminated:

         o because the parties have not consummated the Merger by August 15, 1998, provided that ACIA is not in breach of its obligations under the Agreement;

         o        because the Aloette shareholders do not approve the Merger; or

         o by Aloette in connection with the Company's receipt of a financially superior proposal to acquire more than 15% of Aloette's stock or assets.

         The Deposit is not intended to be construed as liquidated damages or to limit any rights or remedies of Aloette with respect to ACIA or any obligations of ACIA to Aloette.

Guaranty of ACIA Shareholders

         Simultaneously with the execution of the Merger Agreement, the shareholders of ACIA entered into a Guaranty Agreement with Aloette whereby the ACIA shareholders unconditionally guaranteed the performance of the ACIA obligations under the Merger Agreement, provided that the aggregate liability of the ACIA shareholders pursuant to such guaranty is limited to $1,170,000. The Guaranty Agreement is included in this Proxy Statement as Appendix C.

Appraisal Rights

         Any shareholder who does not wish to accept the Merger Consideration has the right under Pennsylvania law to receive the "fair value" of his or her shares as determined by a Pennsylvania court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights:

         o        you must not vote in favor of the Merger; and

         o you must make a written demand for appraisal before the vote on the Merger.

         Merely voting against the Merger will not protect your right of appraisal. Appendix D to this proxy statement contains the applicable provisions of the Pennsylvania Business Corporation Law (the "PBCL") relating to appraisal rights.

Conditions to the Merger

         The obligations of Aloette and ACIA to complete the Merger are subject to a number of conditions. If these conditions are not satisfied or waived, the Merger will not be completed. The mutual conditions are:

         o        approval of the Merger Agreement by the Aloette shareholders;
                  and

         o absence of any injunctions, legal restraints or prohibitions that prevent completion of the Merger;

         Several additional conditions must be met to require ACIA to complete the Merger. These conditions are:

         o Aloette's compliance in all material respects with the Merger Agreement;

         o absence of a decline in Retail Sales for the period April 1, 1998 to the end of the month preceding the closing of the Merger transaction (the "Closing") of not more than 20% from the comparable period in 1997;

         o absence of any extraordinary occurrences outside the ordinary course of business that has resulted, or is reasonably likely to result, in an expenditure of greater than $600,000; and

         o accuracy in all material respects of the representations and warranties made by Aloette on the date of the Merger Agreement;

         Additional conditions exist that must be met to require Aloette to complete the Merger. These conditions are:

         o        ACIA's compliance in all material respects with the Merger
                  Agreement;

         o ACIA's deposit of funds sufficient to purchase all of the Shares outstanding on a fully diluted basis and agreement to pay all fees and expenses related to this transaction; and

         o accuracy in all material respects of the representations and warranties made by ACIA on the date of the Merger Agreement.

Termination of the Merger Agreement

         The Merger Agreement may be terminated in the event of any of the following:

         o        by mutual written consent of Aloette and ACIA;

         o by either party if the Merger is not consummated by August 15, 1998, unless the terminating party has caused the failure to meet the applicable closing conditions by wrongful action or a failure to act;

         o by either party if the shareholders of Aloette do not approve the Merger;

         o        by either party if a law or court order prohibits the Merger;

         o by Aloette in the event that, prior to the Effective Time, the Aloette Board of Directors determines in good faith, after Aloette has received a financially superior proposal to acquire more than 15% of Aloette's stock or assets and after consultation with its financial adviser and outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable laws.

Termination Fees

         Aloette will be required to pay ACIA a termination fee of $125,000 if the Merger Agreement is terminated:

         o because the parties have not consummated the Merger by August 15, 1998, provided that ACIA is not in breach of its obligations under the Agreement;

         o        because the Aloette shareholders do not approve the Merger; or

         o by Aloette in connection with the Company's receipt of a financially superior proposal to acquire more than 15% of Aloette's stock or assets.

Federal Income Tax Consequences

         You will be taxed for federal income tax purposes on your receipt of the Merger Consideration to the extent that the amount you receive exceeds your tax basis in your Aloette common stock. Because determining the tax consequences of the Merger can be complicated, especially in light of recent changes to the federal tax laws governing capital gains, and because state tax laws may apply as well, you should consult your tax advisor in order to understand fully how the Merger will affect you.

                TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

         This proxy statement and the accompanying proxy card are solicited by the Board of Directors (the "Board") of Aloette. These proxies will be used at the Meeting to be held at 10:00 a.m. local time, on Tuesday, June 23, 1998 at the Company's headquarters, and at any and all adjournments thereof. The purpose of the Meeting is to consider and vote on the Proposal to approve and adopt the Merger Agreement, by and among Aloette and ACIA pursuant to which ACIA will be merged into Aloette with Aloette continuing as the Surviving Entity. The Board has approved the Merger Agreement, and unanimously recommends that the Aloette shareholders vote FOR approval and adoption of the Merger Agreement and the Merger. See "Approval of the Merger - Background of the Merger."

         In arriving at its conclusion that the Merger is fair to, and in the best interests of, Aloette's shareholders, the Board considered the opinion of Berwind, its investment banker, to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the merger consideration was fair to the Aloette shareholders from a financial point of view. A copy of the Berwind opinion is attached as Appendix B to this Proxy Statement and shareholders should read such opinion in its entirety.


                       VOTING SECURITIES OF THE COMPANY

         Only holders of record of Aloette Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, 2,104,253 shares of Aloette Common Stock were outstanding. Each share of Aloette Common Stock is entitled to one vote on all matters presented at the Meeting. This Proxy Statement and the proxy card will be sent to shareholders beginning on or about May 22, 1998. If you give a proxy, you may revoke it at any time before the proxy is voted. You may revoke your proxy before it is voted by executing another proxy at a later date, by notifying the secretary of Aloette in writing of your revocation, or by attending in person and voting at the Meeting. Under Pennsylvania law and the bylaws of Aloette, the presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Meeting shall constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting.

         An affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the Meeting is required for approval of the Merger Agreement and the Merger and all other matters presented at the Meeting. Abstentions and "broker non-votes" will be counted for purposes of determining the existence of a quorum but will not be voted and will not be counted as votes cast. Furthermore, shares held in ESOP accounts for which no voting instructions are received are counted for purposes of determining the existence of a quorum but are treated as abstentions. Unallocated shares contained in the ESOP are voted by the ESOP trustee proportionally to the balance of the voted ESOP shares.

         Members of the Board and officers of Aloette, including Aloette's Chairman of the Board and Chief Executive Officer, who have the power to vote approximately 42% of the outstanding shares of Aloette Common Stock, have indicated that they intend to vote their shares in favor of the Merger.

         If the enclosed proxy is duly executed and received in time for the Meeting, and if no contrary instructions are included on the proxy, it is the intention of the persons named as proxies to vote the shares of Aloette Common Stock represented thereby in favor of the proposal to adopt the Merger Agreement, and in the discretion of the persons named as proxies in connection with any other business that may properly come before the Meeting or any adjournment thereof.

         At this time, Aloette knows of no other matters that may be presented for shareholder action at the Meeting. However, if any matters, other than those referred to above, should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

         In the event that there are not sufficient votes to approve the Proposal raised at the Meeting, the Meeting may be postponed or adjourned in order to permit further solicitation of proxies by Aloette. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum with respect to the Proposal, then those shareholders entitled to vote who are present at the adjourned Meeting in person or by proxy shall nevertheless constitute a quorum for the purpose of acting upon such Proposal.

         The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

         THE ALOETTE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE VOTES CAST BY SHAREHOLDERS PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED TO ADOPT THE MERGER AGREEMENT.

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH ALOETTE'S SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALOETTE OR ANY OTHER PERSON.


                            SOLICITATION OF PROXIES

         Harris Trust Company ("Harris Trust") is Aloette's transfer agent and, as such, will assist in the dissemination of proxies and associated materials. Aloette will pay Harris Trust a fee of approximately $2,000 for its services, plus reimbursement for its out-of-pocket expenses. Aloette will pay all additional expenses of the solicitation of proxies for the Meeting, including the cost of mailing. In addition to solicitation by mail and the services performed by Harris Trust, officers and employees of Aloette may solicit proxies from shareholders by telephone, telegram, facsimile or in person. Aloette will not pay these individuals any additional compensation for such services, except for the reimbursement of any reasonable out-of-pocket expenses that they incur.


                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         Some statements contained or incorporated by reference in this Proxy Statement regarding future financial performance and results and other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict," "anticipate," "believes" and similar expressions are also intended to identify forward-looking statements. Such statements and the Company's results are subject to numerous risks, uncertainties and assumptions, including but not limited to: the continuing declining revenue trend; the potential decline generally in the level of demand for the Company's products and services; the potential termination or non-renewal of franchise agreements; legal proceedings; and the risks described in in Aloette's Form 10-KSB for the period ended December 31, 1997.

         Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

                            APPROVAL OF THE MERGER

Purpose, Structure and Effect of the Merger

         The purpose of the Merger is for ACIA to acquire all of the outstanding capital stock of Aloette and to provide Aloette shareholders (other than those who exercise their statutory appraisal rights) with $5.25 in cash in exchange for each share of Aloette Common Stock that they hold.

         The Merger is structured as a cash merger of ACIA with and into Aloette, with the result that Aloette will be the Surviving Entity. Under the Merger Agreement, the officers and directors of ACIA immediately prior to the effective time of the Merger (the "Effective Time") shall be the officers and directors of the Surviving Entity.

         If the Merger is consummated, the shareholders of Aloette will no longer have any equity interest in such company, and therefore will not share in its future earnings and growth. Instead, each shareholder (other than shareholders who perfect statutory appraisal rights) will receive, upon surrender of the certificate or certificates evidencing the Aloette Common Stock, the Merger Consideration. As a result of the Merger, ACIA will be merged with and into the Company at the Effective time. Following the Effective Time, the Company will be the Surviving Entity in the Merger and will succeed to and assume all the rights and obligations of ACIA in accordance with applicable law. At such time, there will cease to be any public market for the Aloette Common Stock and, after the Effective Time, the Aloette Common Stock will be delisted from the Nasdaq Stock Market. Upon such event, the Surviving Entity will apply to the Securities and Exchange Commission (the "Commission") for the deregistration of the Aloette Common Stock, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Background of the Merger

         Founded in 1977, Aloette's business is the direct marketing of aloe vera-based skin care products, as well as makeup, fragrances and cosmetic accessories. The Company's products are available exclusively through its domestic and foreign franchises and distributors.

         During the period from January 1990 through June 1995, the Company also manufactured products for sale to its franchises as well as other health and beauty aid products for sale to third parties. On June 15, 1995, the Company consummated the sale of substantially all of the assets of its manufacturing operations for cash of approximately $2.1 million.

         Last year, in response to a continuing decline in the Company's revenues and the number of franchises and independent sales people, the Company's management and the Board determined that it would be difficult for Aloette to alter this trend either through internal growth or through acquisitions within a reasonable period of time. At a meeting of the Board on July 30, 1997, the directors discussed Aloette's various options. At the meeting, the directors authorized Aloette management to meet with prospective financial advisors to discuss the strategic alternatives available to the Company. On September 30, 1997, the Board authorized management to engage Berwind as the Company's financial advisor in connection with a review of the strategic alternatives available to the Company. On October 7, 1997, Aloette retained Berwind as its financial advisor. At a meeting of the Board on November 18, 1997, Berwind reviewed Aloette's alternatives, including the various aspects of a possible sale, by merger or otherwise, of all or substantially all of the Company's stock or assets. The Board authorized management and Berwind to continue to pursue strategic alternatives including the possibility of a sale of the Company. On the same date Aloette issued a press release announcing its retention of Berwind to identify strategic alternatives for the Company.

         Berwind then began contacting select potential acquirors, including an investor group led by Robert K. Cohen ("Cohen"), the majority shareholder of ACIA and an affiliate of an Aloette franchise.

         In late 1997, 16 potential acquirors (including Cohen) entered into confidentiality agreements with Aloette concerning information about the Company. Shortly thereafter, Aloette provided such potential acquirors certain non-public information regarding Aloette.

         In December 1997, Aloette received initial expressions of interest from five potential acquirors, including Cohen. The letters were non-binding and included proposed, but not definitive, purchase prices. On December 22, 1997, the Board reviewed the five expressions of interest and decided to continue discussions with three of them based on the proposed terms contained in their respective expressions of interest. Between December 1997 and March 1998, several of the prospective acquirors who had submitted expressions of interest conducted due diligence investigations of Aloette.

         On March 11, 1998, the Board formed a subcommittee consisting of two directors who were not employees of Aloette (the "Subcommittee"), to be the primary contacts between the Company and Berwind with respect to acquisition proposals.

         As a result of negotiations, one of the potential acquirors, other than ACIA, informed Aloette that it was willing to purchase all of the outstanding Common Stock of the Company for $4.75 per share in cash, and submitted a proposed draft merger agreement to the Company. The Subcommittee and counsel proceeded to negotiate the terms of this proposed merger agreement. While the parties conducted extensive negotiations, a number of issues remained unresolved and the transaction was not finalized. In the meantime, on March 26, 1998, ACIA submitted an amended proposal to acquire Aloette in an all cash transaction for $5.25 per share. The proposal was subject to due diligence and the mutual negotiation and execution of a definitive agreement.

         At a meeting of the Board on April 3, 1998, Berwind reviewed the proposals received to date. Based primarily on the higher price per share offered by ACIA, the Board directed the Subcommittee to seek to negotiate a transaction with ACIA. The Company and ACIA subsequently finalized the terms and conditions of the Merger Agreement.

         At a meeting of the Board on April 10, 1998, Berwind presented the negotiated terms of the Merger to the Board. Berwind also delivered to the Board its opinion to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the Merger Consideration, as of such date, was fair to the Aloette shareholders from a financial point of view. Berwind's presentation included a discussion of its valuation methodologies and analyses used in arriving at its opinion. In addition, Aloette's counsel reviewed the terms of the Merger Agreement with the Board.

         After discussion and deliberation, the Board determined that the Merger was fair to, and in the best interests of, Aloette shareholders, and unanimously approved the Merger and authorized the execution of the Merger Agreement, as conclusively negotiated by management.

         The Company and ACIA executed the Merger Agreement on April 10, 1998, with the effective date of such agreement subject to receipt of the Deposit from ACIA. On April 14, 1998, upon notification of receipt of the Deposit, Aloette announced the execution of the Merger Agreement.

Aloette's Reasons for the Merger; Recommendation of the Board of Directors

         The Board has determined that the Merger is fair to, and in the best interests of, the shareholders of Aloette, and has unanimously approved the Merger Agreement. Accordingly, the Board recommends that the shareholders vote to adopt the Merger Agreement and approve the Merger. In reaching its conclusion, the Board considered a number of factors, including:

         o The continuing decline in Aloette's revenues and the number of franchises and independent sales people led the Aloette Board of Directors to determine that, in order to maximize shareholder value, the Company should explore its strategic alternatives. Based on its assessment, the Aloette Board of Directors concluded that a sale of the Company at the present time is in the best interests of Aloette's shareholders.

         o The Board compared the historical market prices of the Aloette Common Stock with the Merger Consideration. The Merger Consideration represents a greater than 100% premium over the closing market price of the shares prior to the announcement by Aloette that it was retaining Berwind to seek strategic alternatives and a 45% premium over the average closing market price of the shares over the three-month period ended March 31, 1998.

         o The efforts of Berwind and Aloette in seeking potential acquirors and the conclusion of the Board based on such effort that a Merger could not be structured with another purchaser that would offer greater value to Aloette shareholders.

         o The financial presentation of Berwind and delivery of its opinion to the Board on April 10, 1998, to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the Merger Consideration, as of such date, was fair to the Aloette shareholders from a financial point of view. See "Opinion of Independent Financial Advisor" below and the written opinion of Berwind attached as Appendix B.

         o The terms and conditions of the Merger Agreement, including the right of the Board to terminate the Merger Agreement under certain circumstances in the exercise of its fiduciary duties.

         The foregoing discussion of the factors considered by the Board is not intended to be all-inclusive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors.

         The Aloette Board of Directors recommends that the shareholders vote FOR adoption of the Merger Agreement and Merger.

Opinion of Independent Financial Advisor

         Aloette retained Berwind to act as its financial advisor and to render a fairness opinion in connection with the Merger. Berwind rendered its opinion to the Board that, based upon and subject to the various considerations set forth therein, as of April 10, 1998 and as of the date of this Proxy Statement (collectively the "Opinion"), the consideration to be received in the Merger is fair, from a financial point of view, to the holders of Aloette Common Stock.

         THE FULL TEXT OF BERWIND'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT, IS INCORPORATED HEREIN BY REFERENCE, AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE SUMMARY OF THE OPINION OF BERWIND SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         Berwind was selected to act as Aloette's financial advisor in connection with the Merger based upon its qualifications, expertise and experience. Berwind has knowledge of, and experience with, the mid-Atlantic region as well as national markets and companies operating in those markets, and was selected by Aloette because of its knowledge, experience and reputation as an investment banking firm. Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, and valuations for various other purposes and in the determination of adequate consideration in such transactions.

         On April 10, 1998, the Board approved and executed the Merger Agreement. Prior to such approval, Berwind delivered its Opinion to Aloette's Board stating that, as of such date, the consideration to be received in the Merger was fair to the shareholders of Aloette from a financial point of view. Berwind confirmed the Opinion as of the date hereof. The full text of the Opinion which sets forth assumptions made, matters considered and limits on the review undertaken is attached as Appendix B to this Proxy Statement. No limitations were imposed by the Board upon Berwind with respect to the investigations made or procedures followed by Berwind in rendering the Opinion.

         In rendering its Opinion, Berwind: (i) reviewed the historical financial performances, current financial positions and general prospects of Aloette; (ii) reviewed the Merger Agreement; (iii) reviewed and analyzed the stock market performance of Aloette; (iv) studied and analyzed the consolidated financial and operating data of Aloette and ACIA; (v) considered the terms and conditions of the proposed Merger as compared with the terms and conditions of comparable company mergers and acquisitions; (vi) met and/or communicated with certain members of Aloette's senior management to discuss their respective operations, historical financial statements, and future prospects; (vii) reviewed this Proxy Statement; and (viii) conducted such other financial analyses, studies and investigations as Berwind deemed appropriate.

         In delivering its Opinion, Berwind assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on Aloette or ACIA that would have a material adverse effect on the contemplated benefits of the Merger. Berwind also assumed that there will not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of the combined company after the Merger.

         Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its Opinion. With respect to Aloette's financial forecasts reviewed by Berwind in rendering its Opinion, Berwind assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Aloette as to the future financial performance of Aloette. Berwind did not make an independent evaluation or appraisal of the assets or liabilities of Aloette or ACIA nor was it furnished with any such appraisal.

         The following is a summary of selected analyses conducted by Berwind and presented to Aloette's Board in connection with the Opinion. In connection with delivering its written Opinion as of the date hereof, Berwind updated certain analyses to reflect current market conditions and events occurring since April 10, 1998, when it originally delivered its Opinion to the Board. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering its original Opinion.

         Comparable Companies and Comparable Acquisition Transaction Analyses. Berwind compared selected financial and operating data for Aloette with those of a peer group of selected cosmetic distributors, as of the most recent financial period publicly available, headquartered throughout the United States. Financial data and operating ratios compared in the analysis of the Aloette peer group included but were not limited to: gross margin, EBIT (defined as earnings before interest and tax expenses) margin, EBITDA (defined as earnings before interest, tax, depreciation and amortization expenses) margin, long-term debt to shareholders' equity, certain liquidity and growth rate ratios, equity value to earnings (latest twelve months) and enterprise value (defined as equity value plus cash and marketable securities less long-term debt) to (i) EBIT (latest twelve months) and (ii) EBITDA (latest twelve months).

         Berwind also compared the multiples of earnings, book value, EBIT and EBITDA inherent to the Merger with the multiples paid in acquisitions of certain wholesale distribution companies that Berwind deemed comparable. No company or transaction, however, used in this analysis is identical to Aloette, ACIA or the Merger. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

         Discounted Cash Flow Analyses. Using discounted cash flow analyses, Berwind estimated the present value of Aloette's enterprise value after a five-year period by (i) discounting projected free cash flows to the present and (ii) applying a range of cash flow multiples to Aloette's terminal year cash flow under various growth assumptions. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Aloette. The cash flows and terminal values were then discounted to present value using varying discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of Aloette's Common Stock.

         Adjusted Net Book Value Analysis. Berwind estimated Aloette's adjusted net book value after presenting certain assets and liabilities of Aloette as of the most recent date such amounts have been publicly disclosed at their approximate fair market value based on Aloette's assessments and/or certain other independent sources. In addition, Berwind made certain assumptions as to potential discounts to the fair market values of certain assets and/or liabilities to reflect their potential realizable value under an expedited collection and/or liquidation process. Berwind did not obtain actual appraisals for any of Aloette's assets.

         In connection with rendering its Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Merger was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinions. In its analysis, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Aloette's and ACIA's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         In reaching its Opinion as to fairness, none of the analyses performed by Berwind was assigned a greater or lesser weighting by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion, and opined, that the consideration to be received in the Merger as set forth in the Agreement, is fair from a financial point of view to Aloette and its shareholders. The amount of the Merger Consideration was negotiated between ACIA and Aloette. Berwind did not recommend the amount of the Merger Consideration.

         Berwind's Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date its Opinion was delivered; events occurring after the date of its Opinion could materially affect the assumptions used in preparing its Opinion. Berwind has not undertaken nor does it intend to reaffirm and revise its Opinion or otherwise comment upon any events occurring after the date thereof.

         Pursuant to the terms of the engagement letter dated October 7, 1997, Aloette has paid Berwind $10,000 for acting as financial advisor. In addition, Aloette paid Berwind $50,000 upon the issuance of its written Opinion and has agreed to pay approximately $230,000 upon the consummation of the Merger. In addition, Aloette has agreed to reimburse Berwind for its reasonable out-of-pocket expenses. Whether or not the Merger is consummated, Aloette has also agreed to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement.

         The full text of the Opinion of Berwind dated as of the date of this Proxy Statement, which sets forth assumptions made and matters considered, is attached hereto as Appendix B. Aloette's shareholders are urged to read the Opinion in its entirety. Berwind's Opinion is directed only to the financial consideration to be received by Aloette's shareholders in the Merger and does not constitute a recommendation to any holder of Aloette Common Stock as to how such holder should vote at the Meeting.

         THE FOREGOING PROVIDES ONLY A SUMMARY OF THE OPINION OF BERWIND AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN APPENDIX B TO THIS PROXY STATEMENT.

Interests of Certain Persons in the Merger

         In considering the Merger, shareholders should be aware that certain directors, officers and prior officers of Aloette have interests in the Merger, as described below.

         Certain executive officers and employees of Aloette may enter into employment agreements with the Surviving Entity or may be entitled to severance payments based on existing agreements, severance plans and policies of Aloette upon completion of the Merger, or should such individuals be terminated after the Merger. As of the date hereof, no employment agreements or severance arrangements have been finalized.

         Options and Warrants. Certain of the Aloette officers and directors hold Aloette Stock Rights (as defined below). Such Aloette officers and directors who hold Aloette Stock Rights will be entitled to receive payment of the Aloette Option and/or Warrant Consideration (as defined below), to the extent provided in the Merger Agreement, in connection with the cancellation of such Stock Rights. See "Merger Agreement--Aloette Options and Warrants."

         Indemnification. The Merger Agreement provides that all rights to indemnification and advancement of expenses existing in favor of any present or former director or officer of Aloette, as provided in (i) Articles of Incorporation or bylaws, respectively, or (ii) certain indemnification agreements identified in the Merger Agreement as in effect on the date thereof, shall continue indefinitely in full force and effect after the Merger with respect to matters occurring at or prior to the Effective Time.

         Other. John E. Defibaugh, a member of the Aloette Board of Directors, a shareholder of Aloette and a holder of Aloette stock warrants, is also the holder of a subordinated note from the Company in the amount of $1,355,720 with deferred interest outstanding of $633,535 as of April 23, 1998.

         Cohen and other shareholders of ACIA control a franchise of the Company that accounted for approximately 6% of Aloette's consolidated net product sales in 1997. Since 1986, such franchise and individuals have been parties to a franchise agreement with the Company containing customary terms. Pursuant to the franchise agreement, such franchise routinely purchases products from Aloette. Such purchases have been at "arm's-length" and consistent with industry practice and terms provided to other franchises. Aloette has had no material arrangements or contracts with ACIA prior to the Merger Agreement.

Merger Agreement

         The following summary of the Merger Agreement is subject to, and qualified in its entirety by, the complete text of the Merger Agreement which is attached to this Proxy Statement as Appendix A. The terms of the Merger Agreement are the result of arms' length negotiations between Aloette and ACIA.

         Terms of the Merger. At the Effective Time, and subject to and upon the terms and conditions of the Merger Agreement and the PBCL, ACIA will be merged with and into Aloette, the separate corporate existence of ACIA will cease, and Aloette will continue as the Surviving Entity.

         Subject to and immediately following the receipt of the vote of shareholders of Aloette and the satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement, the parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") as contemplated by the PBCL and the Georgia Business Corporation Code. The Merger shall be effective at the time the Articles of Merger are filed with the Secretaries of State of the Commonwealth of Pennsylvania and the State of Georgia and/or such other time as specified in the Articles of Merger.

         The Merger Agreement provides that the Articles of Incorporation of Aloette, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Entity. The Merger Agreement provides that the bylaws of Aloette, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Entity.

         The directors of ACIA immediately prior to the Effective Time shall be the initial directors of the Surviving Entity, and the officers of ACIA immediately prior to the Effective Time shall be the initial officers of the Surviving Entity.

         Conversion of Aloette Common Stock and the Stock of ACIA in the Merger. At the Effective Time, each share of Aloette Common Stock which is issued and outstanding immediately prior to the Effective Time (other than (i) shares of Aloette Common Stock as to which appraisal rights are exercised and
(ii) shares of Aloette Common Stock held of record by Aloette or by any wholly-owned subsidiary of Aloette) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive, in cash, the Merger Consideration.

         At the Effective Time, each share of common stock of ACIA issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock in the Surviving Entity, and those shares shall constitute the only issued and outstanding shares of capital stock of the Surviving Entity immediately after the Effective Time.

         At the Effective Time, each share of Aloette Common Stock held in the treasury of Aloette immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration will be delivered in exchange therefor.

         Appraisal Rights. Notwithstanding any provision of the Merger Agreement to the contrary, any shares of Aloette Common Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right of appraisal of those shares in accordance with the provisions of Sections 1571-1580 of the PBCL and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive a cash payment pursuant to the Merger Agreement, but the holder shall only be entitled to such rights as are granted by the PBCL. See "Appraisal Rights." If a holder of shares of Aloette Common Stock who demands appraisal of those shares under the PBCL effectively withdraws or loses (through failure to perfect or otherwise) the right of appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the Merger Consideration as provided in the Merger Agreement, without interest, upon compliance with the provisions, and subject to the limitations, of the Merger Agreement. The Merger Agreement requires that Aloette shall give ACIA notice of any notices or demands for appraisal of any shares of Aloette Common Stock, and ACIA shall have the right to participate in all negotiations and proceedings with respect to such demands for appraisal. Aloette or the Surviving Entity shall not, except with the prior written consent of ACIA, voluntarily make any payment with respect to any demands for appraisal of Aloette Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         Aloette Options and Warrants. ACIA and Aloette shall, effective as of the Effective Time, (A) cause each outstanding stock option or warrants to purchase shares of Aloette Common Stock ("Options" or "Warrants" as the case may be and collectively "Stock Rights") granted, whether or not then exercisable or vested, to become fully exercisable and vested, (B) cause each Option and Warrant that is then outstanding to be canceled, and (C) in consideration of such cancellation, and except to the extent that ACIA and the holder of any such Option and Warrant otherwise agree, cause Aloette (or, at ACIA's option, ACIA) to pay to such holders of Options and Warrants an amount in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price of each such Option and Warrant and (ii) the number of shares previously subject to the Option and Warrant immediately prior to its cancellation (such payment to be net of withholding taxes).

         Except as may be otherwise agreed to by ACIA and Aloette, the Aloette Director's Stock Warrant Plan and Incentive Stock Option Plan, as amended (collectively, the "Option Plans") shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Aloette or any of its Subsidiaries shall be deleted as of the Effective Time and no holder of Options or any participant in the Option Plans or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of ACIA, Aloette, the Surviving Entity or any subsidiary thereof.

         Payment for Shares. As of the Effective Time, ACIA will designate a bank or trust company to act as agent for the holders of the shares of Aloette Common Stock (the "Paying Agent") to receive the funds to which holders of the shares will become entitled (the "Exchange Fund"). As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each Aloette shareholder of record holding shares that were converted into the right to receive the Merger Consideration (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the certificates representing shares of Aloette Common Stock (the "Certificates") will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as ACIA may specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation (or affidavits of loss in lieu thereof) to the Paying Agent, together with a properly signed letter of transmittal and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration for each share formerly represented by such Certificate, and the Certificate so surrendered will be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate surrendered or shall have established to the satisfaction of ACIA that such tax has been paid or is not applicable. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration in cash, which the holder thereof has the right to receive in respect of such Certificate. No interest will be paid or will accrue on any cash payable to holders of Certificates.

         DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO SHAREHOLDERS AND HOLDERS OF ALOETTE STOCK RIGHTS PROMPTLY FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF ALOETTE COMMON STOCK OR STOCK RIGHTS FOR THE MERGER CONSIDERATION. SHAREHOLDERS AND HOLDERS OF ALOETTE STOCK RIGHTS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES OF ALOETTE COMMON STOCK OR STOCK RIGHTS TO THE PAYING AGENT OR ALOETTE PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

         Representations and Warranties. The Merger Agreement contains various representations and warranties of Aloette relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) organization, qualification and corporate power; (ii) subsidiaries; (iii) capital structure; (iv) the authorization, execution, delivery and enforceability of the Merger Agreement and that the execution and delivery of the Merger Agreement does not conflict with or result in a breach of (a) Aloette's or any subsidiary's Articles of Incorporation or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Aloette or any of its subsidiaries or their respective properties or assets, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets; (v) compliance with the applicable Commission filing requirements and compliance in all material respects of such filings with the requirements of the Securities Act of 1933, as amended and the Exchange Act, the financial statements contained in such filings, and the absence of undisclosed liabilities; (vi) information included in the Proxy Statement; (vii) absence of certain changes or events since March 31, 1998; (viii) litigation; (ix) taxes; (x) employee matters; (xi) labor matters; (xii) environmental matters; (xiii) compliance with applicable laws;
(xiv) insurance; (xv) trademarks, patents and copyrights; (xvi) material contracts; (xvii) voting requirements for approving the Merger; (xviii) Board approval of the Merger; (xix) brokers; and (xx) the opinion of the financial advisor.

         The Merger Agreement contains various representations and warranties of ACIA relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specific exceptions): (i) organization, standing and corporate power; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement and that the execution and delivery of the Merger Agreement does not conflict with or resulting in a breach of (a) ACIA's charter documents, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to ACIA, or
(c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ACIA; (iii) voting requirements for approving the Merger; (iv) brokers; (v) ownership of Aloette Common Stock; (vi) due diligence; (vii) shareholders of ACIA;

(viii) financial ability to perform the requirements set forth in the Merger Agreement; and (ix) information supplied for inclusion in the Proxy Statement.

         None of the representations or warranties of Aloette or ACIA survive the consummation of the Merger.

         Conduct of Business Pending the Merger. The Merger Agreement provides that, from the date of the Merger Agreement through the Effective Time, Aloette and its subsidiaries shall conduct their business only in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and, to the extent consistent therewith, and shall use reasonable efforts to preserve intact their current business organizations. Without limiting the generality of the foregoing, the Merger Agreement provides that, from the date of the Merger Agreement through the Effective Time, Aloette, shall not do any of the following without the prior written consent of ACIA: (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly-owned subsidiary of the Company to its parent, or by a subsidiary that is partially owned by the Company or any of its subsidiaries, provided that the Company or any such subsidiary receives or is to receive its proportionate share thereof (based upon equity ownership), (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;
(ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities; (iii) amend its articles of incorporation, bylaws or other comparable organizational documents; (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof; (v) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, other than (A) in the ordinary course of business consistent with past practice and (B) sales of assets, the net book value of which does not individually or in the aggregate exceed $25,000; (vi)(A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term debt not to exceed $100,000 pursuant to existing credit facilities incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any subsidiary of the Company or to officers and employees of the Company or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business; (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of the Company previously furnished to ACIA; (viii) make any change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles; (ix) except as required by Law or contemplated by the Merger Agreement enter into, adopt or amend in any material respect or terminate any benefit plans maintained or contributed to by the Company or any of its subsidiaries or any other agreement, plan or policy involving the Company or any of its subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company pension plans, or change the manner in which contributions to any Company pension plans are made or the basis on which such contributions are determined; (x) increase the compensation of any director, executive officer or other key employee of the Company or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;
(xi) enter into any contract or agreement, written or oral, with any affiliate, associate or relative of the Company, or make any payment to or for the benefit of, directly or indirectly, any of the foregoing; (xii) authorize, or commit or agree to take, any of the foregoing actions.

         Additionally, except as required by law (including fiduciary duties applicable to the Board consistent with their obligations under the Merger Agreement), neither Aloette, on the one hand, nor ACIA, on the other hand, will, and will not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in the Merger Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger not being satisfied. Aloette and ACIA will promptly advise the other party orally and in writing of (i) any representation or warranty made by them contained in the Merger Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by them to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions to the Merger to be satisfied.

         Solicitations and Superior Proposals. Aloette agreed that upon execution of the Merger Agreement it would immediately cease all activities or negotiations with other parties pertaining to any extraordinary corporate transaction which were conducted prior to the execution of the Merger Agreement. Aloette will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Company Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Board determines in good faith, after consultation with its financial advisor and outside counsel, that such action is necessary for the Board to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to a bona fide written Company Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of the Merger Agreement and which is a superior transaction to the Merger and which is not subject to financing (a "Superior Proposal"): (A) furnish information with respect to the Company and each of its subsidiaries to any person or entity pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel), (B) participate in negotiations regarding such Company Takeover Proposal, (C) provide access to employees, franchisees, accountants, lawyers, financial advisors and other advisors to the Company, and (D) conduct meetings with Company management regarding such Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person or entity relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person or entity beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

         Except as expressly permitted in the Merger Agreement, neither the Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by the Board or such committee of the Merger or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board determines in good faith, after the Company has received a Superior Proposal and after consultation with its financial adviser and outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board may withdraw or modify its approval or recommendation of the Merger or the Merger Agreement, approve or recommend a Superior Proposal or terminate this Agreement.

         In addition to the above obligations of the Company, the Company will
(i) immediately advise ACIA orally and in writing of any request for information or of any Company Takeover Proposal and the material terms and conditions of such request or Company Takeover Proposal and (ii) keep ACIA reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal, provided, however, that the Company will not be required to provide to ACIA any information if and to the extent that the Board determines in good faith, following consultation with outside counsel, that it is necessary to refrain from doing so in order to comply with its fiduciary duties to the Company's shareholders under applicable law.

         Additional Covenants. Pursuant to the Merger Agreement, Aloette and ACIA have covenanted to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, the Merger.

         In the event that the Merger Agreement is terminated (i) because the parties have not consummated the Merger by August 15, 1998, provided that ACIA is not in breach of its obligations under the Agreement; (ii) because the Aloette shareholders do not approve the Merger; or (iii) by Aloette in connection with the Company's receipt of a Superior Proposal, then Aloette will, within thirty (30) days after the termination date, pay ACIA a fee equal to $125,000.

         ACIA's Deposit. Simultaneous with the execution of the Merger Agreement, ACIA deposited with PNC Bank, National Association (the "Escrow Agent") the Deposit of $1,170,000, which will be held by the Escrow Agent in accordance with the terms of the Escrow Agreement among ACIA, the Company and the Escrow Agent. ACIA is entitled to have the Deposit returned to ACIA only in the event that te Merger Agreement is terminated (i) because the parties have not consummated the Merger by August 15, 1998, provided that ACIA is not in breach of its obligations under the Agreement; (ii) because the Aloette shareholders do not approve the Merger; or (iii) by Aloette in connection with the Company's receipt of a Superior Proposal. The Deposit is not intended to be construed as liquidated damages or to limit any rights or remedies of Aloette with respect to ACIA or any obligations of ACIA to Aloette.

         Conditions to the Merger. The obligations of Aloette and ACIA to complete the Merger are subject to the fulfillment of the following conditions, any one or more of which may be waived by any such party, to the extent permitted by applicable law: (i) the Merger shall have been approved by the shareholders of Aloette; and (ii) no order or law shall have been enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the Merger;

         The obligation of ACIA to complete the Merger is further subject to the fulfillment of the following conditions, any one or more of which may be waived by ACIA: (i) Aloette shall have performed in all material respects, all obligations required to be performed by it under the Merger Agreement; and Aloette shall provide a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect; (ii) retail sales by the Company's franchises of Aloette's products for the period April 1, 1998 to the end of the month preceding the Closing shall not have declined more than 20% for the comparable period in 1997 based upon the reports of such franchises' sales delivered to the Company from the franchises; (iii) other than a decline in the Company's financial position as a result of operations related to a decline in revenues, there shall not have been any occurrence outside the ordinary course of business that has resulted, or is reasonably likely to result, in an expenditure of greater than $600,000 after the receipt of any applicable proceeds from insurance or other sources; and (iv) the representations and warranties of Aloette set forth in the Merger Agreement shall have been true and correct in all material respects on the date of the Merger Agreement.

         The obligation of Aloette to complete the Merger is further subject to the fulfillment of the following conditions, any one or more of which may be waived by Aloette: (i) ACIA shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement; and Aloette shall provide a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of ACIA to such effect; (ii) ACIA shall have deposited into the Exchange Fund with the Paying Agent funds sufficient to purchase all of the shares of Aloette Common Stock outstanding on a fully diluted basis, and to pay all fees and expenses related to the transactions contemplated by the Merger Agreement; and (iii) the representations and warranties of ACIA set forth in the Merger Agreement shall have been true and correct in all material respects on the date of the Merger Agreement.

         Termination of Merger Agreement and Termination Fees. Except as provided below, if any party terminates the Merger Agreement pursuant to the terms of the Merger Agreement, all rights and obligations shall terminate without any liability of any party to any other party.

         The Merger Agreement may be terminated in the event of any of the following:

         (i)      by mutual written consent of Aloette and ACIA;

         (ii) by either party if the Merger is not consummated by August 15, 1998, unless the terminating party has caused the failure to meet the applicable closing conditions by wrongful action or a failure to act;

         (iii) by either party if the shareholders of Aloette do not approve the Merger;

         (iv)     by either party if a law or court order prohibits the Merger;

         (v) by Aloette in the event that, prior to the Effective Time, the Board determines in good faith, after Aloette has received a Superior Proposal and after consultation with its financial adviser and outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable laws.

         Expenses. All expenses incurred in connection with the Merger Agreement and the transactions contemplated in the Merger Agreement will be paid by the party incurring such expenses.

         Amendment. The Merger Agreement may be amended by the parties at any time before or after the Company obtains shareholder approval; provided, however, that after any such approval, there may not be made any amendment that decreases the Merger Consideration or adversely affects the rights of the Company's shareholders without the further approval of such shareholders.

Guaranty Agreement

         Because ACIA is a newly formed non-operating company with no material assets except cash on hand, simultaneously with the execution of the Merger Agreement, the shareholders of ACIA entered into a Guaranty Agreement with Aloette whereby the ACIA shareholders unconditionally and irrevocably guaranteed the performance of the ACIA obligations (including the payment of any indebtedness or liability of ACIA to Aloette) under the Merger Agreement. The aggregate liability of the ACIA shareholders is limited under the Guaranty Agreement to $1,170,000. The ACIA shareholders also agreed to cause ACIA to perform all covenants and agreements under the Merger Agreement, subject to the aforesaid limit of liability. Further, the ACIA shareholders agreed to indemnify Aloette and hold it harmless from all expenses incurred in the enforcement of the Guaranty Agreement. The obligations of the ACIA shareholders under the Guaranty Agreement are joint and several.

Accounting Treatment

         The Merger will be accounted for under the purchase method of accounting. A final determination of required purchase accounting adjustments of the fair value of the assets and liabilities of Aloette has not yet been made.

Certain Effects of the Merger

         Upon consummation of the Merger, ACIA will be merged into Aloette, the separate corporate existence of ACIA will cease, and Aloette will continue as the Surviving Entity. ACIA's shareholders will own directly or indirectly all of the outstanding shares of common stock of the Surviving Entity and will be entitled to all of the benefits and detriments resulting from that interest, including all income or losses generated by the Surviving Entity's operations and any future increase or decrease in the Surviving Entity's value. After the Effective Time, the present holders of the Aloette Common Stock will no longer have any equity interest in Aloette, will not share in the future earnings or growth of the Surviving Entity and will no longer have rights to vote on corporate matters.

         Aloette is currently subject to the information filing requirements of the Exchange Act, and in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial statements and other matters. As a result of the Merger, there will cease to be any public market for the Aloette Common Stock, and, after the Effective Time, the Aloette Common Stock will be delisted from the Nasdaq Stock Market. Upon such event, the Surviving Entity will apply to the Commission for the deregistration of the Aloette Common Stock under the Exchange Act. The termination of the registration of the Aloette Common Stock under the Exchange Act would make certain provisions of the Exchange Act (including the proxy solicitation provisions of Section 14(a), and the short swing trading provisions of Section 16(b)), no longer applicable to the Surviving Entity.

Federal Income Tax Consequences

         Upon consummation of the Merger, each outstanding share of Aloette Common Stock (except for those with respect to which statutory appraisal rights are exercised) will be converted into the right to receive the Merger Consideration.

         The following discussion is a summary of the principal federal income tax consequences of the Merger. The discussion applies only to shareholders of Aloette that are not also shareholders of ACIA and in whose hands shares of Aloette Common Stock are capital assets, and may not apply to shares of Aloette Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation or to shareholders who are not citizens or residents of the United States.

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH SHAREHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

         The receipt of cash pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the Merger Agreement and the shareholder's adjusted tax basis in the shares of Aloette Common Stock surrendered pursuant to the Merger Agreement. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, at the Effective Time, the shares of Aloette Common Stock were held for more than one year. Long-term capital gain recognized by an individual shareholder will be taxed at the lowest rates applicable to capital gains if the shareholder has held the shares of Aloette Common Stock for more than 18 months. Certain limitations apply with respect to the deductibility of capital losses.

         Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the shareholder fails to furnish such shareholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications and procedures for exemption from backup withholding.

Regulatory Compliance

         Articles of Merger must be filed on behalf of Aloette with the Secretary of State of the Commonwealth of Pennsylvania and ACIA with the Secretary of State of the State of Georgia in order to effect the Merger. Aloette is not aware of any licenses or regulatory permits that are material to its business that might be adversely affected by the Merger or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required prior to the Effective Time.

                               APPRAISAL RIGHTS

         If the Merger is consummated, shareholders who do not wish to accept the Merger Consideration and who fully comply with the statutory procedures for exercising appraisal rights set forth in the PBCL will be entitled to receive cash for the fair value of their Aloette Common Stock as determined pursuant to the procedures prescribed by the PBCL. Merely voting against the Merger Agreement will not perfect a shareholder's appraisal rights. Shareholders are urged to review carefully the dissenting shareholders' rights provisions of the PBCL, a description of which is provided below and the full text of which is attached to this Proxy Statement as Appendix D and incorporated herein by reference. SHAREHOLDERS WHO FAIL TO COMPLY STRICTLY WITH THE APPLICABLE PROCEDURES WILL FORFEIT THEIR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER.

         Sections 1571-80 of the PBCL ("Subchapter D") and 1930(a) of the PBCL, copies of which are attached to this Proxy Statement as Appendix D, entitle any holder of record of Aloette Common Stock who objects to the Merger, in lieu of receiving the consideration for such Aloette Common Stock provided under the Merger Agreement, to demand in writing that he be paid in cash the fair value of his Aloette Common Stock. Section 1572 of the PBCL defines "fair value" as: "The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action."

         Any shareholder contemplating making demand for fair value is urged to review carefully the provisions of Subchapter D, particularly the procedural steps required to perfect his appraisal rights thereunder. APPRAISAL RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SUBCHAPTER D ARE NOT FULLY AND PRECISELY SATISFIED. The following summary does not purport to be a complete statement of the provisions of Subchapter D of the PBCL and is qualified in its entirety by reference to Appendix D and the PBCL.

         Filing Notice of Intention to Demand Fair Value. If you wish to exercise your appraisal right or to preserve the right to do so, before the vote of the shareholders is taken on the Merger you must deliver to Aloette a written notice of intention to demand that you be paid the fair value of your Aloette Common Stock if the Merger is effected. Such written notice must be sent to Jean M. Lewis, Secretary of Aloette, at Aloette Cosmetics, Inc., 1301 Wright's Lane East, West Chester, PA 19380. A vote against the Merger is not sufficient to satisfy the requirement of delivering a written notice to Aloette. In addition, you must continuously hold your Aloette Common Stock from the date of filing the notice with Aloette through the consummation of the Merger, and you must not vote your Aloette Common Stock in favor of the Merger. Your failure to comply with any of the foregoing will result in the forfeiture of any right to payment of fair value for your Aloette Common Stock. Once the demand has been properly made, the determination of "fair value" will be made pursuant to the provisions of Pennsylvania law, including an ultimate court determination if applicable.

         Notice to Demand Payment. If the Merger is approved by the shareholders, Aloette will mail you a further notice if you gave due notice of your intention to exercise your statutory appraisal right and you refrained from voting in favor of the Merger. This notice will provide you with certain instructions for demanding payment and will notify you of a date by which such right must be exercised.

         Record Owners and Beneficial Owners. If you are a record holder of Aloette Common Stock held in whole or in part for the benefit of another person, you may assert appraisal rights as to fewer than all of the Aloette Common Stock registered in your name only if you dissent with respect to all the Aloette Common Stock beneficially owned by such person and disclose the name and address of the person or persons on whose behalf you dissent. If you are a beneficial owner of Aloette Common Stock and are not the record holder, you may assert appraisal rights with respect to Aloette Common Stock held on your behalf if you submit to Aloette the written consent of the record holder not later than the time of assertion of appraisal rights. If you are a beneficial owner, you may not dissent with respect to fewer than all of your shares of Aloette Common Stock, whether or not such Aloette Common Stock is registered in your name.

                         INFORMATION REGARDING ALOETTE

         General. Aloette Cosmetics, Inc. was incorporated in 1977 under the laws of the Commonwealth of Pennsylvania and is primarily engaged in the distribution of aloe vera-based skin care products, cosmetics and other personal care products. As used herein, "the Company" includes the operations of Aloette Cosmetics, Inc. and its wholly-owned subsidiaries. The Company markets its products through its domestic and foreign franchises, and distributors. As of March 31, 1998, 79 franchises were located in the United States and Canada.

         During the period from January 1990 through June 1995, the Company also manufactured products for sale to its franchises as well as other health and beauty aid products for sale to third parties. On June 15, 1995 the Company consummated the sale of substantially all of the assets of its manufacturing operations in Texas for cash of approximately $2.1 million. The sale included the facility, inventory and equipment. In connection with the sale, the Company entered into a five-year supply agreement with the buyer to purchase inventory at prices competitive in the industry. As a result of the sale of the manufacturing operations, the Company recorded a pre-tax charge of $3.8 million in 1995. Sales from the manufacturing operations were approximately $1.2 million through the date of sale in 1995. The net loss from normal operations for the corresponding period was $478,000.

         Products. The majority of the Company's revenues are derived from sales to its franchises of approximately 120 aloe vera-based skin care products, makeup, fragrance and cosmetic accessory products marketed exclusively under the trade name "Aloette". A common ingredient in the Aloette skin care line is the gel from the plant popularly known as aloe vera. The Company's Aloette skin care items are grouped according to individual skin type and are designed to be used in a daily regimen. Aloette's glamour products include liquid foundations, pressed powders, powder blushes, powder eye shadows, eye pencils, mascaras, lipsticks, hair care items and sun-care products. Fragrance items include a Caribe line, a bath set and men's and women's colognes. The Company also sells promotional and support items to its franchises, including business supplies, product samples and sales and recruiting materials.

         Marketing. Products marketed under the Aloette name are not sold in retail stores and are primarily available through Aloette's domestic and foreign franchises who recruit and train Beauty Consultants who utilize sales techniques developed by the Company. Beauty Consultants are not required to purchase, maintain inventories of or deliver products; instead, the Company sells its products to franchises who maintain inventories at levels sufficient to meet anticipated orders from customers.

         Beauty Consultants hold Shows principally in the homes of a host or hostess where they present the Company's products, instruct guests concerning the use of such products as part of a daily beauty program and obtain product orders. Franchises are responsible for shipping the products that are ordered to hostesses, who in turn arrange for guests to receive their orders. Beauty Consultants also obtain reorders from customers and sell Aloette products through individual consultations. Non-show orders are shipped by franchises directly to customers.

         Franchising. In North America, the Company presently markets its Aloette products primarily through a franchise system. In order to become a franchisee, an applicant must enter into a franchise agreement with the Company and pay a franchise fee. The fee is $20,000 payable upon execution, however financing of the fee is available on approved credit. The franchise agreement requires that a franchise make an initial inventory purchase of approximately $6,000 to $7,500 and that the franchisee have an adequate amount of working capital at the start of its operations.

         Under the franchise agreement, the Company grants specific rights and a license to operate a franchise in a specific territory, which generally contains approximately 750,000 people in the U.S. and 500,000 people in Canada. Sales generated outside the franchise's territory may be subject to certain unrestricted fees. In addition, the right to market in a specified territory can be rescinded in the event the franchise fails to achieve sales quotas at various anniversary dates of the agreement. This is relatively consistent with the Company's original franchise philosophy prior to 1993, when the Company developed certain Territorial Subdivision, Multi-Unit Development and Master

Franchise strategies. Under these strategies, franchises were established with approximately 100,000 or more in population.

         At March 31, 1998, the Company had a total of 48 franchises in the United States which were located in the following geographic regions: 10 in the Northeast; 19 in the South; 11 in the Midwest; and 8 in the West. At March 31, 1998, the Company had a total of 31 Canadian franchises which were located in the following provinces: 18 in Ontario; 2 in Quebec; 3 in Alberta; 3 in British Columbia and 5 in other Canadian provinces.

         In countries other than the United States and Canada, the Company grants Distributorship and License Agreements which provide for either the exclusive or non-exclusive distribution rights for Aloette products within a particular foreign country or market, including the right to sublicense in accordance with the Aloette franchise system. The purchase fees charged by the Company for the agreements are negotiated and depend, in part, upon the size of the potential market. Net product sales to non-affiliate international franchises and distributors are less than 1% of the Company's total net product sales.

         Suppliers. The Company currently purchases raw materials, consisting chiefly of essential oils, chemicals, containers and packaging components from various domestic and international suppliers. In addition, gel from the aloe vera plant is an important ingredient in the Company's skin care products and is purchased by its suppliers from several sources. The Company believes that its suppliers can obtain sufficient aloe vera to manufacture and supply its products.

         The Company continually engages in research and development activities to improve its existing products and to develop new products. Such activities have not required material expenditures.

         Distribution. The Company's products are shipped directly from the manufacturers to Company-owned warehouse facilities. As of March 31, 1998, the Company's warehouses were located in: West Chester, Pennsylvania; and Concord, Ontario, Canada.

         Aloette products are shipped by the Company from its distribution centers to franchises who are obligated to pay for such products within thirty days of the invoice date. Franchises either ship products directly to the customer or, in the case of a Show, to the hostess or host two weeks from the date of the Show. All shipments made directly to hostesses, hosts or customers must be paid for in full either prior to, or upon delivery. Products are also shipped by the Company from its distribution centers to international distributors that are obligated to prepay or pay for such products by letter of credit.

         Competition. The cosmetics industry is a highly competitive market which is subject to changing consumer preferences and demands. There are many companies which sell cosmetics by means of Shows, on a door-to-door basis, by direct response (i.e., mail order, telephone, television, etc.) or in retail stores. All of these companies compete with the Company. Many of these competitors are substantially larger than the Company in terms of sales and distributors and have substantially greater financial resources and experience.

         The Company's competition arises from both domestic and foreign sources. Two of the better known direct marketing cosmetics companies which compete with the Company's Aloette products are Mary Kay Cosmetics, Inc., which sells cosmetics directly to its beauty consultants who, subsequently, market them to customers and Avon Products, Inc., which historically has primarily utilized the door-to-door selling technique. Both of these companies are substantially larger than the Company. The market in which the Company participates is highly competitive in price, service and quality. The Company believes that its continued success will depend on its ability to remain competitive in these areas.

         In the marketing of Aloette products, price is a significant competitive factor. Due to the Company's direct sales and franchise marketing methods, the Company has been able to price its products at levels which are substantially lower than those for products which the Company believes to be of comparable quality.

         Regulation. The Company is subject to regulation by the Food and Drug Administration ("FDA") and the Alcohol and Tax Unit of the Treasury Department. The Company's franchise sales practices, franchise agreements and advertising and general sales practices are subject to regulation by the Federal Trade Commission. In addition, the Company's operations are subject to numerous federal, state and local laws related to the sale of franchises and the labeling, content and packaging of its products.

         Each of the foreign jurisdictions in which the Company markets its products imposes regulatory requirements on the labeling and content of such products, as well as the sale of franchises. The Company believes that its products, franchise practices and methods of distribution are in compliance with all such foreign and domestic laws and regulations.

         Certain of the Company's suppliers are also subject to regulation by the FDA. The Company has no reason to believe that such suppliers are not in compliance with requirements set by the FDA.

         Trademarks and Patents. The Company's trademark "Aloette," issued in May 1988, has a twenty-year life and is subject to renewal. In addition, the Company has registered or is in the process of registration the trademarks or service marks, "Aloespa," "Prime Complexion," "Caribe," "Ransom," and the design of the Aloette Lark, its logo, in the United States Patent and Trademark Office and certain foreign countries. Although the marks may not be registered with any states, the company claims common law rights to the marks based on adoption and use. To the Company's knowledge, there are no pending interference, opposition or cancellation proceedings, or litigation, threatened or claimed, with respect to the marks in any jurisdiction.

         Employees. As of March 31, 1998, the Company employed 27 people who were involved with the Company's franchise and distribution business at the corporate offices and 6 people at the Company owned franchises.

         The Aloette franchisees are independent business owners and not employees of the Company. Similarly, the Beauty Consultants are independent contractors of the franchisees and are neither employees nor involved in a contractual relationship with the Company.

         None of the Company's employees are represented by a labor organization and the Company is not a party to any collective bargaining agreement. The Company has never been subject to an employee strike or work stoppage and considers its employee relations to be good.

         Insurance. The Company presently maintains product liability insurance at a level which management believes is sufficient. However, because of the risks inherent in selling cosmetics, it is possible that the Company could be held liable in future litigation for amounts in excess of its product liability insurance coverage. A judgment against the Company for an amount exceeding its liability insurance coverage could have a material adverse effect upon the Company. If a product liability claim were asserted and the product in question was acquired from an independent supplier, the Company might be able to proceed against such supplier. However, the success of any such proceeding could be affected by product alterations by the Company, the insolvency of such supplier or other uncertainties.

         Property. The 25,000 square foot corporate headquarters located in West Chester, Pennsylvania is owned by the Company. Approximately 10,000 square feet is used for office space and 15,000 square feet is used for warehousing and shipping.

         The Company's Canadian office is located in Concord, Ontario where the Company owns a 17,500 square foot building. Approximately 7,500 square feet is used for office space and 10,000 square feet is used for warehousing and shipping.

         Legal Proceedings. From time to time, the Company is a defendant in litigation arising in the normal course of business. Management is not aware of any litigation which would have a material adverse effect on the Company's consolidated financial position or results of operations.

                          INFORMATION REGARDING ACIA

         ACI Acquisition Partners, Inc. is a closely held corporation recently organized for the purpose of effecting the Merger. It has no material assets (except for cash on hand) and is not engaged in any material activities, except in connection with the Merger and the transactions contemplated thereby.

         The executive offices of ACIA, are located at 1640 Powers Ferry Road, Building 4, Marietta, Georgia 30067, and their telephone number is (770) 989-0333.

         ACIA will finance the payment of the aggregate Merger Consideration from its existing cash reserves or proceeds from potential bank financing.


                   MARKET PRICE FOR THE ALOETTE COMMON STOCK

         The Aloette Common Stock is listed on the Nasdaq Stock Market under the symbol "ALET." On April 13, 1998, the last trading day preceding the public announcement of the Merger Agreement, the high and low sales prices for the Aloette Common Stock as reported by the Nasdaq Stock Market were $4 3/8 and $4, respectively. On April 23, 1998, the closing sale price of the Aloette Common Stock was $4 29/32. Set forth below is the range of the high and the low sales prices for the Aloette Common Stock as reported by the Nasdaq Stock Market for the current period and during each fiscal quarter within the two most recent fiscal years:



Quarter Ended                                 High          Low
-------------                                 ----          ---
April 1, 1998 through April 13, 1998          $ 4 3/8       $ 3 1/4

March 31, 1998                                $ 4 3/4       $ 3

December 31, 1997                             $ 3 1/4       $ 2 1/2

September 30, 1997                            $ 3 1/4       $ 2 9/16

June 30, 1997                                 $ 3 1/4       $ 2 5/8

March 31, 1997                                $ 3 1/4       $ 2 7/8

December 31, 1996                             $ 4 1/8       $ 2 3/4

September 30, 1996                            $ 4 5/8       $ 3 5/8

June 30, 1996                                 $ 5 1/8       $ 3 3/4

March 31, 1996                                $ 5 1/2       $ 2 1/4

         Aloette currently intends to retain future earnings, if any, for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

         PRINCIPAL SHAREHOLDERS AND HOLDINGS OF OFFICERS AND DIRECTORS

         The following table sets forth the number and percentage of shares of Aloette Common Stock which, according to information supplied to Aloette, are beneficially owned by: (i) each of the members of the Aloette Board of Directors, individually; (ii) Aloette's executive officers and (iii) all directors and executive officers of Aloette as a group. Under rules of the Commission, a person is deemed to be the beneficial owner of Aloette Common Stock with respect to which such person has or shares voting power or investment power. A person is also deemed to be the beneficial owner of shares of Aloette Common Stock as of a given date with respect to which such person has the right to obtain voting or investment power within 60 days of such given date, such as upon the exercise of options or warrants. Unless otherwise indicated, the information in the following table is as of April 23, 1998. The address of each person identified in the table is c/o Aloette Cosmetics, Inc., 1301 Wright's Lane East, West Chester, PA 19380.

                                                            Amount and Nature of              Percentage of Shares
             Name of Beneficial Owner                     Beneficial Ownership (1)               Outstanding(2)
             ------------------------                     ------------------------               --------------
Patricia J. Defibaugh                                               904,769(3)                        40.1%
Robert B. Throm                                                      31,658(4)                         1.5%
John E. Defibaugh                                                    45,000(5)                         2.1%
Mark J. DeNino                                                       19,000(5)(6)                        *
William J. Albertus, Sr.                                              3,294(5)                           *
Jean M. Lewis                                                        87,955(7)                         4.0%
All officers and directors as a group (6 persons)                 1,091,676(8)                        46.3%


(1) Unless otherwise indicated, each Director and executive officer has sole voting and investment power with respect to the shares indicated as beneficially owned by such Director or executive officers.

(2)      All percentages are rounded to the nearest tenth of a percent.

(3) Includes 150,000 options, which are immediately exercisable, and 7,287 shares of Common Stock granted pursuant to, and vested under the Company's Employee Stock Ownership Plan.

(4) Includes 5,000 immediately exercisable Warrants issued pursuant to the Company's Directors' Warrant Plan.

(5) Includes 2,000 immediately exercisable Warrants issued pursuant to the Company's Directors' Warrant Plan.

(6)      Includes 16,000 options, which are immediately exercisable.

(7) Includes 75,000 options, which are immediately exercisable, and 11,755 shares of Common Stock granted pursuant to, and vested under, the Company's Employee Stock Ownership Plan.

(8) Includes 252,000 options and warrants, which are immediately exercisable.

*        Less than 1%

         The following table sets forth information concerning, as of April 23, 1998, each person, other than Patricia J. Defibaugh, whose beneficial ownership is noted above, known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock as determined in accordance with Rule 13d-3 under the Exchange Act. The information set forth below is derived, without independent investigation on the part of the Company, from filings made by such beneficial owners pursuant to Rule 13d-3.

   Name and Business                                Number of Shares Owned               Percent of Class
Address of Beneficial Owner                         ----------------------               ----------------
---------------------------
Dimensional Fund Advisors, Inc.                                   127,000                         5.9%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Pure World, Inc.                                                  118,998                         5.7%
376 Main Street
Bedminster, NJ  07921

                            INDEPENDENT ACCOUNTANTS

         Representatives of Coopers & Lybrand, L.L.P., Aloette's present independent accountants, are expected to be present at the Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

         As required by law, Aloette files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information contain additional information about Aloette. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

         The Commission allows Aloette to "incorporate by reference" information into this Proxy Statement, which means that Aloette can disclose important information by referring you to another document filed separately with the Commission, copies of which are being furnished herewith. Information incorporated by reference is considered part of this Proxy Statement, except to the extent that the information is superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the information contained in the following documents previously filed by Aloette with the Commission (Commission file number 0-15414), copies of which are being furnished herewith:

         (a) Aloette's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and amendment No. 1 thereto;

         (b) Aloette's Current Report on Form 8-K filed May 5, 1998; and

         (c) Aloette's Quarterly Report on Form 10-QSB for the period ended March 31, 1998.

         If you are a shareholder of Aloette and would like to receive a copy of any of the exhibits to the above-described documents, you should call or write to Jean M. Lewis, Chief Financial Officer, Aloette Cosmetics, Inc., 1301 Wright's Lane East, West Chester, PA 19380, telephone no. (610) 692-0600. In order to ensure timely delivery of the documents you request, you should make your request by June 9, 1998.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. ALOETTE HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 22, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.


                                OTHER BUSINESS

         Aloette knows of no other matter to be presented at the Meeting. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy with respect to such matters in accordance with their best judgment.


                                          ALOETTE COSMETICS, INC.
                                          West Chester, Pennsylvania
                                          May 22, 1998

                            Aloette Cosmetics, Inc.

            Proxy Solicited on Behalf of the Board of Directors of
                 Aloette Cosmetics, Inc. for a Special Meeting of Shareholders to be held on June 23, 1998.

         The undersigned Shareholder of Aloette Cosmetics, Inc. ("Aloette") hereby appoints ____________ and _______________, and either of them, the lawful attorneys and proxys of the undersigned, with several powers of substitution, to vote all shares of Common Stock, no par value per share, of Aloette (the "Aloette Common Stock") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on June 23, 1998, and any adjournments thereof:

         1. Approval of the Agreement and Plan of Merger, dated as of April 10, 1998 (the "Merger Agreement"), by and between Aloette and ACI Acquisition Partners, Inc., a Georgia corporation ("ACIA"), and the transactions contemplated thereby (including, without limitation, the Merger (as defined below)), pursuant to which, among other things, (i) ACIA will be merged with and into Aloette with Aloette being the surviving corporation (the "Merger"), and (ii) each outstanding share of Aloette Common Stock (other than shares of Aloette Common Stock held as treasury shares by Aloette immediately prior to the Effective Time (as defined in the Merger Agreement)) will be converted into the right to receive $5.25 in cash.


                 FOR ___             AGAINST ___          ABSTAIN ___

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors recommends that the Shareholders of Aloette vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby. In the absence of specific instructions, proxys will be voted for approval of the Merger Agreement and the Merger and in the discretion of the proxy holders as to any other matters.

          Note: Please sign exactly as name appears on your share certificate(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


         Signature:____________________________       Date:___________________


         Signature:____________________________       Date:__________________

                                                                APPENDIX A


                         AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of April 10, 1998, is between ACI Acquisition Partners, Inc., a Georgia corporation ("ACIA") and Aloette Cosmetics, Inc., a Pennsylvania corporation (the "Company").

                                   RECITALS

                  A. The Boards of Directors of ACIA and the Company have determined that it is in the best interests of their respective shareholders that ACIA acquire all of the outstanding capital stock of the Company on the terms and subject to the conditions set forth herein (the "Transaction").

                  B. The respective Boards of Directors of ACIA and the Company have approved the merger of ACIA with and into the Company in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania, as amended ("Pennsylvania Law") and the Georgia Business Corporation Code ("Georgia Law" and together with Pennsylvania Law, "Applicable Law"), wherein each issued and outstanding share of Common Stock, no par value of the Company (the "Shares") will be converted into the right to receive the Merger Consideration (as hereinafter defined), on the terms and subject to the conditions of this Agreement (the "Merger").

                  C. The Company is entering into this Agreement in reliance upon the ACIA Shareholders (as defined herein) entering into and delivering that certain Guaranty Agreement of even date herewith.

                  D. The parties desire to make certain representations, warranties and covenants in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and intending to be legally bound hereby, ACIA and the Company hereby agree as follows:

                                 I. THE MERGER

                  1.1. The Merger. On the terms and subject to the conditions set forth in this Agreement, including, but not limited to, Section 6.1 with respect to the time of the effectiveness of this Agreement, and in accordance with Applicable Law, ACIA will be merged with and into the Company at the Effective Time of the Merger. Following the Effective Time, the Company will be the surviving entity in the Merger (the "Surviving Entity") and will succeed to and assume all the rights and obligations of ACIA in accordance with Applicable Law.

                  1.2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. at the offices of Pepper Hamilton LLP, 1235 Westlakes Drive, Berwyn, PA 19312-2401 on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Article VII) will be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) unless another date, time or place is agreed to in writing by the parties hereto.

                  1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties will file certificates and/or articles of merger or other appropriate documents (the "Certificates of Merger") executed in accordance with the relevant provisions of Applicable Law and will make all other filings or recordings required under Applicable Law in order to effect the Merger. The Merger will become effective at such time as the Certificates of Merger for the Merger have been duly filed with the Secretaries of State for the Commonwealth of Pennsylvania and the State of Georgia or at such subsequent date or time as ACIA and the Company agree and specify in the Certificates of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  1.4. Effects of the Merger. The Merger will have the effects set forth in Section 1929 of Pennsylvania Law and Section 14-2-1106 of Georgia Law.

                  1.5. Articles of Incorporation and Bylaws. (a) The Articles of Incorporation of the Company will be the Articles of Incorporation of the Surviving Entity, until thereafter changed or amended as provided therein or by Law (as hereinafter defined).

                  (b) The bylaws of the Company will be the bylaws of the Surviving Entity until thereafter changed or amended as provided therein or by applicable Law.

                  1.6. Company Actions. The Company hereby consents to the Merger and represents that the Board of Directors of the Company (the "Company Board") (at a meeting duly called and held on April 10, 1998) has (a) approved this Agreement and the transactions contemplated hereby, including the Merger, and such approval constitutes approval of this Agreement and the transactions contemplated hereby, including the Merger, which satisfies in full the requirements of Pennsylvania Law and the Company's Articles of Incorporation, and (b) resolved to recommend that the shareholders of the Company approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended only in accordance with Section 4.2(b). The Company represents that Berwind Financial, L.P. ("Berwind") has delivered to the Company Board the Fairness Opinion as described in Section 3.1(t). The Company represents that the actions set forth in this Section 1.6 and all other actions it has taken in connection therewith, including without limitation, the adoption of opt-out bylaw provisions by the Company Board on July 24, 1990, are sufficient to render the relevant provisions of Sections 2535 through 2588 of Pennsylvania Law inapplicable to the Merger.

                  1.7. Boards, Committees and Officers. The Board of
Directors, committees of the Board of Directors, composition of such committees (including chairmen thereof) and officers of ACIA as of the Effective Time will serve in such capacities as the directors and officers of the Surviving Entity until the earlier of the resignation or removal of any such individual or until their respective successors are duly elected and qualified, as the case may be.

         II. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

                  2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any
Shares:

                  (a) Cancellation of Treasury Stock and Sub-Owned Stock. Each Share that is owned by the Company or by any wholly-owned Subsidiary of the Company will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

                  (b) Conversion of Company Shares. Each issued and outstanding Share (other than (i) Shares to be canceled in accordance with Section 2.1(a), and (ii) any Shares which are held by shareholders exercising appraisal rights pursuant to Sections 1571, et seq. and 1930 of Pennsylvania Law ("Dissenting Shareholders") will be converted into the right to receive five dollars and twenty-five cents ($5.25) per Share, payable to the holder thereof, without interest (the "Merger Consideration"). As of the Effective Time, all such Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such Shares (a "Certificate") will cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Sections 1571-1580 of Pennsylvania Law.

                  (c) Conversion of ACIA Shares. At the Effective Time, each share of common stock of ACIA issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock in the Surviving Entity.

                  2.2. Exchange of Certificates. (a) Paying Agent. As of the Effective Time, ACIA will designate a bank or trust company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of the Shares will become entitled pursuant to Section 2.1 (the "Exchange Fund").

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of a Certificate, which immediately prior to the Effective Time represented outstanding Shares, whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as ACIA may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation (or affidavits of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed by ACIA, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered will forthwith be canceled. If payment of the Merger Consideration is to be made to a Person (as hereinafter defined) other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered or shall have established to the satisfaction of ACIA that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in cash, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                  (c) Transfer Books; No Further Ownership Rights in the Shares. Payment in full of the Merger Consideration payable in respect of Shares upon the surrender of Certificates representing such Shares in accordance with the terms of this Article II will be deemed full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there will be no further registration of transfers on the stock transfer books of the Surviving Entity of previously outstanding Shares. If, after the Effective Time, Certificates are presented to the Surviving Entity or the Paying Agent for any reason, they will be canceled and exchanged as provided in this Article II.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twenty-four (24) months after the Effective Time will be delivered to the Surviving Entity, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II will thereafter look only to the Surviving Entity for payment of their claim for Merger Consideration.

                  (e) No Liability. None of ACIA, the Company or the Paying Agent will be liable to any Person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate representing Shares pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), any such Merger Consideration in respect of such Certificate will become the property of the Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

                  (f) Investment of Exchange Fund. The Paying Agent will invest the cash included in the Exchange Fund, as directed by ACIA, on a daily basis. Any interest and other income resulting from such investments will be paid to ACIA.

                  (g) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration pursuant to this Agreement.

                  (h) Dissenters' Rights. The Company shall give ACIA notice of any notices or demands for payment by Dissenting Shareholders pursuant to
Section 1571 et seq. of Pennsylvania Law and ACIA shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Entity shall, except with the prior written consent of ACIA, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 2.1.

                  (i) Transfer of Shares After the Effective Time. No transfer of Shares shall be made on the stock transfer books of the Surviving Entity at or after the Effective Time.

                  (j) Options, Warrants and Company Plans. (i) ACIA and the Company shall, effective as of the Effective Time, (A) cause each outstanding stock option or warrants to purchase Shares (the "Options" or "Warrants" as the case may be) granted, whether or not then exercisable or vested, to become fully exercisable and vested, (B) cause each Option and Warrant that is then outstanding to be canceled, and (C) in consideration of such cancellation, and except to the extent that ACIA and the holder of any such Option and Warrant otherwise agree, cause the Company (or, at ACIA's option, ACIA) to pay to such holders of Options and Warrants an amount in respect thereof equal to the product of (I) the excess, if any, of the Merger Consideration over the exercise price of each such Option and Warrant and (II) the number of Shares previously subject to the Option and Warrant immediately prior to its cancellation (such payment to be net of withholding taxes).

                           (ii) Except as may be otherwise agreed to by ACIA
and the Company, the Company's Director's Stock Warrant Plan and its Incentive Stock Option Plan, as amended (collectively, the "Option Plans") shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time and no holder of Options or any participant in the Option Plans or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of ACIA, the Company, the Surviving Entity or any Subsidiary thereof.

                  2.3. Shareholders' Meeting. (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable Law:

                           (i) duly call, give notice of, convene and hold a
                  special meeting of its shareholders (the "Company Shareholders Meeting") as promptly as practicable following the execution of this Agreement for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                           (ii) prepare and file with the Securities and
                  Exchange Commission (the "SEC") a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts (a) to obtain and furnish the information required to be included by the SEC in the Proxy Statement(as hereinafter defined) and, after consultation with ACIA, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with ACIA and its counsel and (b) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

                           (iii) subject to the fiduciary obligations of the
                  Company Board under Applicable Law as advised by independent counsel and subject to the provisions of Section 4.2(b), include in the Proxy Statement the recommendation of the Company Board that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                  (b) ACIA shall vote, or cause to be voted, all of the Shares then owned, if any, by it in favor of the approval of the Merger and the adoption of this Agreement.

                      III. REPRESENTATIONS AND WARRANTIES

                  3.1. Representations and Warranties of the Company. Except as disclosed in the Company SEC Documents (as hereinafter defined) (with respect to subsections (e), (g) and (h) below) or as set forth on the schedules attached hereto (the "Company Disclosure Schedules"), the Company represents and warrants to ACIA as follows:

                  (a) Organization, Standing and Corporate Power. Except as set forth on Schedule 3.1(a), the Company and each of its Subsidiaries (as hereinafter defined) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Company and each of its Subsidiaries, taken as a whole, or on the ability of the Company to perform any of its obligations under this Agreement (any such effect, a "Company MAE"). The Company has delivered to Parent prior to the execution of this Agreement complete and correct copies of its articles of incorporation and bylaws and has made available to ACIA the certificate or articles of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to date.

                  (b) Subsidiaries. Except as set forth on Schedule 3.1(b),
Exhibit 21 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 includes all subsidiaries of the Company (each a "Subsidiary", and collectively, the "Subsidiaries"). All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). There are no minority interests, equity investments or joint ventures with any other party.

                  (c) Capital Structure. The authorized capital stock of the Company consists of twenty million (20,000,000) shares of common stock. At the close of business on the last business day immediately preceding the date hereof (the "Measurement Date"), (i) two million one hundred four thousand two hundred fifty-three (2,104,253) shares were issued and outstanding, (ii) eight hundred fifty-eight thousand eight hundred eighty-one (858,881) shares were held by the Company in its treasury, (iii) nine hundred thousand (900,000) shares were reserved for issuance upon exercise of then outstanding Options, and (iv) one hundred thousand (100,000) shares reserved for issuance under outstanding Warrants. A full and complete list of all material terms of the Options and Warrants are attached hereto as Schedule 3.1(c). Except as set forth in the preceding sentences, at the close of business on the Measurement Date, no shares of capital stock or other voting securities of the Company or any Subsidiary were issued, reserved for issuance or outstanding. Except as set forth above, at the close of business on the Measurement Date, there were no shares of capital stock underlying outstanding stock options, stock appreciation rights or rights to receive Shares on a deferred basis. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. As of the close of business on the Measurement Date, there were no bonds, debentures, notes, other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the close of business on the Measurement Date, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on the Measurement Date, there were no outstanding contractual obligations of the Company or any of its Subsidiaries to issue, repurchase, redeem, exchange or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. As of the close of business on the Measurement Date, there were no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

                  (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Company Shareholder Approval (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, breach or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the articles of incorporation or bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets, except those set forth on Schedule 3.1(d) hereto, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order or decree ("Order"), or statute, law, ordinance, rule or regulation ("Law") applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not be reasonably expected to have a Company MAE. No Order, consent, approval or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority, agency or instrumentality (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby except for (1) the filing with the SEC of the Proxy Statement and the receipt of a "no review" or "no further comments" communication from the staff of the SEC with respect to the Proxy Statement, and the filing of such reports, forms and notices (including certification and notice of termination of registration on Form 15 or a successor form) under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing of the Certificates of Merger with the Pennsylvania and Georgia Secretaries of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state franchise, securities or "blue sky" laws; and (3) the filing with Nasdaq of any required notifications and other forms with respect to the delisting of the Shares from the Nasdaq National Market.

                  (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later Company Filed SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto,
(ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and (iii) for liabilities and obligations incurred since March 31, 1998 in the ordinary course of business consistent with past practice, neither the Company nor any of its

Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including, to the Company's knowledge, liabilities arising under any Laws relating to the protection of health, safety or the environment ("Environmental Laws"), required by generally accepted accounting principles to be reflected in a consolidated balance sheet of the Company and its consolidated Subsidiaries and which, individually or in the aggregate, could reasonably be expected to have a Company MAE.

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement or contained in any ACIA SEC Documents (as hereinafter defined) incorporated by reference in the Proxy Statement.

                  (g) Absence of Certain Changes or Events. Except (i) as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement, (ii) for the transactions provided for herein or permitted by Section 4.1(a), and (iii) for liabilities incurred in connection with or as a result of this Agreement, since March 31, 1998, the Company has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in the business, financial condition, or results of operations of the Company and each of its Subsidiaries, taken as a whole, other than such material adverse changes resulting, directly or indirectly, from a continuing decline in the Company's revenues on a consolidated basis,
(2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company capital stock, (3) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (4) any granting by the Company or any of its Subsidiaries to any director, executive officer or other key employee of the Company of any increase in compensation, (5) any granting by the Company or any of its Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, (6) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee, (7) except insofar as may be required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company, or (8) any action taken which is proscribed by
Section 4.1. For purposes of this Agreement, "key employee" means any employee whose current salary and targeted bonus exceeds fifty thousand dollars ($50,000) per annum or who would exceed fifty thousand dollars ($50,000) per annum based upon any increase in salary or bonus.

                  (h) Litigation. Except as set forth on Schedule 3.1(h), there are no suits, actions or proceedings pending or, to the Knowledge (as hereinafter defined) of the Company, threatened against or affecting the Company or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Company MAE, nor are there any Orders of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which could reasonably be expected to have, individually or in the aggregate, a Company MAE.

                  (i) Taxes. The Company and its Subsidiaries have (i) duly filed with the appropriate taxing authorities all material Tax Returns (or, with respect to its Tax Returns for its year-ended December 31, 1997, extensions therefor) required to be filed by or with respect to the Company, and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with U.S. GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of the Company or any Subsidiary, except for statutory liens for current Taxes not yet due and payable or that may thereafter be paid without penalty or are being contested in good faith. Except as set forth on Schedule 3.1(i), the Company and its Subsidiaries have not received any notice of audit, are not undergoing any audit of its Tax Returns, and have not received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of the Company or any Subsidiary, which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company and its Subsidiaries with respect to any Tax Returns that relate to the Company or any Subsidiary. The Company has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years, which change would affect the accounting for tax purposes, directly or indirectly, of the Company. As used in this Section 3.1(i), (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

                  (j) Employee Matters. (i) Listed on Schedule 3.1(j) is a true, accurate and complete list of all pension, retirement, profit-sharing, deferred compensation, bonus, stock option or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (whether or not any such employee benefit plans are otherwise exempt from the provisions of ERISA, whether or not legally binding), adopted, established, maintained or contributed to by the Company or under which it would otherwise be a party or have liability and under which employees or former employees (whether or not retired employees) of the Company and its Subsidiaries (or their beneficiaries) are eligible to participate or derive a benefit (collectively, the "Employee Benefit Plans"). There shall be included within the meaning of the Company, solely for this purpose and for the purpose of the representations in this Section 3.1(j), all

"affiliates," whether or not incorporated, within the meaning of Section 407(d)(7) of ERISA.

                  (ii) Full payment has been made of all material amounts that the Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which it is a party, to have paid as contributions to or benefits under any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof or the Company has made adequate provision therefor. The Company has made adequate provisions in accordance with GAAP for liabilities to meet current contributions or benefit payments.

                  (iii) Except as provided in Schedule 3.1(j), a favorable determination letter has been issued by the Internal Revenue Service (the "Service") with respect to the qualified status of each of the Employee Benefit Plans intended or required to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and with respect to the tax exempt status under Section 501(a) of the Code of (A) any trust through which such Employee Benefit Plans are funded and (B) any trust or other entity established with respect to an Employee Benefit Plan and intended to be qualified as a tax exempt organization under Section 501(c) of the Code. Since the date of the most recent determination letter, each such qualified Employee Benefit Plan has been, or can be (within 120 days of the date hereof), filed with the Service within the time required to preserve the rights of the Company to adopt such amendment as may be required by the Service in order to issue a favorable determination letter with respect to each such Plan's continued tax-qualified and/or exempt status. To the Company's Knowledge, no act or omission has occurred since the date of the last favorable determination letter issued with respect to an Employee Benefit Plan that resulted or is likely to result in the revocation of the Plan's tax-qualified or exempt status.

                  (iv) The Company has performed all material obligations required to be performed by it under the Employee Benefit Plans. The Company has not engaged in any transaction with respect to the Employee Benefit Plans that would subject it or the Buyer to a tax, penalty or liability for a prohibited transaction under Sections 406, 407 or 502(i) of ERISA or Section 4975 of the Code, nor have its directors, officers, employees or agents, to the extent they or any of them are fiduciaries under Title I of ERISA. The Company and any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefit Plans have complied in all material respects with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including, without limitation, material compliance with all reporting and disclosure requirements of Part 1 of Title 1 of ERISA and of the Code in a timely and accurate manner, and no penalties have been or can reasonably be expected to be imposed, nor is the Company or any administrator liable for any penalties imposed, under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts. The Company is not delinquent in the payment of any federal, state or local taxes with respect to the Employee Benefit Plans. There is no pending litigation, arbitration, or disputed claim, settlement adjudication or proceeding with respect to the Employee Benefit Plans, and neither the Company, nor any administrator knows of any threatened litigation, arbitration or disputed claim, adjudication proceeding, or any governmental or other proceeding, or investigation with respect to the Employee Benefit Plans or with respect to any fiduciary or administrator thereof (in their capacities as such), or any party-in-interest thereto (with respect to their relationship as such). There is no multiemployer plan to which the Company has been a party or has been required to make any contributions at any time during the 10-year period prior to the date hereof. Except as set forth on Schedule 3.1(j), since September 30, 1997, the Company has not terminated any Employee Benefit Plan.

                  (v) The Company has delivered or caused to be delivered to the Buyer, true and complete copies of (A) all Employee Benefit Plans and any related trust agreements, custodial agreements, investment management agreements, insurance contracts or policies, and administrative service contracts, all as in effect, together with all amendments thereto which will become effective at a later date; (B) the latest Summary Plan Description and any modifications thereto for each Employee Benefit Plan requiring same under ERISA; (C) the latest Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code;
(D) the Summary Annual Report for 1996 and 1995 for each Employee Benefit Plan requiring same under ERISA; and (E) except as set forth on Schedule 3.1(j), each Form 5500 and/or Form 990 series filing (including required schedules and financial statements) for 1996 and 1995 for each Employee Benefit Plan required to file such form. Neither the Company nor any officer, and, to the Company's Knowledge no employee representative or agent thereof, has made any written or oral representations or statements to any current or former employees, dependents, participants or beneficiaries or other persons that are inconsistent in any material manner with the provisions of these documents.

                  (vi) With respect to any of the Company's employee welfare plans (as defined in Section 3(1) of ERISA and including those Employee Benefits Plans which qualify as such) that are "group health plans" under
Section 162(k) or Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by COBRA), there has been timely compliance in all material respects with all requirements imposed thereunder, as and when applicable to such plans, so that the Company has no (or will not incur any) material loss, assessment, penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any failure to comply with any COBRA benefit continuation requirement, that is capable of being assessed or asserted directly or indirectly against the Buyer or any of its subsidiaries or other member of the Buyer's corporate control group, with respect to any such plan.

                  (vii) Schedule 3.1(j) identifies by name all written employment agreements and severance agreements and arrangements with employees of the Company and its Subsidiaries in effect or committed to be put into effect as of the date hereof (an "Employee Agreement") and provides the 1998 compensation rate for each employee that is a party to an Employee Agreement. No changes have been made to any Employee Agreement on or after January 1, 1998.

                  (k) Labor Matters. Except as set forth on Schedule 3.1(k), neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor contract applicable to persons employed by the Company or any Subsidiary. The Company has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of the Company or any Subsidiary; no strike or work interruption by any of its employees is planned, under consideration, threatened or imminent; and neither the Company, any Subsidiary nor any officer or director thereof has made any loan or given anything of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. At no time during the past five years has the Company or any Subsidiary experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group or other organization of employees, any grievances, disputes or controversies with any union or any other group or other organization of employees, or any pending or threatened court of arbitration proceedings involving an employment grievance, dispute or controversy. The Company and its Subsidiaries are not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Except as may be required by Canadian law or as set forth on Schedule 3.1(j), in the event of termination of the employment of any Company employees, neither the Company nor any Subsidiary will by reason of anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments. The Company and each Subsidiary is in compliance with all federal, state and local laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours and there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable state or local agency such that there will not be a Company MAE.

                  (l) Environmental Matters. (i) The Company and its Subsidiaries are not the subject of, or to the Company's Knowledge, being threatened to be the subject of (A) any enforcement proceeding, or (B) any investigation, brought in either case under any federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or (C) any third party claim relating to environmental conditions on or off the properties of the Company. Neither the Company nor any Subsidiary has been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. To the Company's Knowledge, no conditions exist on or off the properties of the Company or its Subsidiaries that will give rise to any material liabilities under any federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 3.1(l), an investigation shall include, without limitation, any written notice received by the Company that relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (ii) To the Company's Knowledge and except as set forth in the reports identified on Schedule 3.1(l), there are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants that the Company (or, to the Company's Knowledge, any previous occupant of the Company's facilities) has used, stored or otherwise held in or on any of the facilities of the Company or its Subsidiaries, which are present at or have migrated from such facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. During its ownership and possession of its facilities, the facilities have been maintained by the Company in material compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations such that there will not be a Company MAE. The Company has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any material or substance that was generated or used by the Company at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites that pose a danger to health and safety. Except as set forth on Schedule 3.1(l), there have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of the Company or its Subsidiaries. Neither the Company nor any Subsidiary has installed any underground storage tanks in any of its facilities and, to the Company's Knowledge, none of such facilities contain any underground storage tanks.

                  (m) Compliance with Laws. Except as set forth on Schedule 3.1(m), neither the Company nor any Subsidiary is in violation of, or has violated, any law, statute, ordinance, rule, regulation, arbitral determination, order, writ, decree or injunction that is applicable to or binding upon the Company, any Subsidiary or any of their respective properties that individually or in the aggregate could reasonably be expected to have a Company MAE.

                  (n) Insurance. Schedule 3.1(n) sets forth a list and brief description of all existing insurance policies maintained by the Company and its Subsidiaries pertaining to their respective business properties, personnel or assets. Neither the Company nor any Subsidiary is in default with respect to any provision contained in any insurance policy, or has failed to give any notice or present any claim under any insurance policy in due and timely fashion. All such policies shall have been delivered to the Parent prior to the Closing and at all times prior to the Closing shall be in full force and effect. All payments with respect to such policies are current and the Company has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

                  (o) Trademarks, Patents and Copyrights. (i) For purposes of this Agreement, the term "Company Rights" shall mean to the Company's Knowledge all worldwide industrial and intellectual property rights, including, without limitation, each patent, patent rights, license, patent application, trade name, trademark, trade name and trademark registration, copyright, copyright registration, copyright application, service mark, brand mark and brand name, trade secret relating to or arising from any proprietary process, formula, source or object code, owned or possessed by the Company or any if its Subsidiaries necessary for the conduct of the Company's business. Except as set forth on Schedule 3.1(o), to the Company's Knowledge, the Company or its Subsidiaries own or has the right to use, sell or license all Company Rights and such Company Rights are sufficient for the conduct of the Company's businesses as being conducted as of the date hereof. Schedule 3.1(o) hereto lists each patent, patent right, patent application, tradename registration, trademark registration, copyright registration, copyright application, source and object code owned or possessed by the Company.

                  (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Rights or impair the right of the Company to use, sell or license any Company Rights or any portion thereof, except for breaches, forfeitures, terminations, rights of forfeiture or termination, or impairments that would not have a Company MAE.

                  (iii) To the Knowledge of the Company, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by the Company or any Subsidiary or currently under development by the Company or and Subsidiary violates any license or agreement between the Company or any Subsidiary and any third party relating to such product or infringes any intellectual property right of any other Person, and there is no pending or, to the Knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company Right nor, to the Knowledge of the Company is there any basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the Knowledge of the Company, is there any basis for any such assertion, except for such violations, infringements, threatened claims or litigations or conflicts that would not have a Company MAE.

                  (iv) To the Knowledge of the Company, no current or prior officers, employees or consultants of the Company or any Subsidiary claim an ownership interest in any Company Rights as a result of having been involved in the development of such property while employed by or consulting to the Company or otherwise.

                  (p) Material Contracts. Schedule 3.1(p) sets forth a complete and accurate list as of the Closing Date of all contracts or agreements to which the Company is a party involving aggregate consideration payable to or by the Company of thirty thousand dollars ($30,000) or more in a twelve (12) month period or otherwise material to the business, operations, condition (financial or otherwise), performance or properties of the Company ("Material Contracts"). Each of such Material Contracts is valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective provisions. The Company has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under any of the Material Contracts. Neither the Company nor, to the Knowledge of the Company any other party thereto is in violation of, in default in respect of, nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a violation or a default of or under the Material Contracts. Except as set forth on Schedule 3.1(p), no written or oral notice has been received by the Company claiming any default by the Company or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate any Material Contract.

                  (q) Voting Requirements. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote, voting as a single class, at the Company Shareholders Meeting (the "Company Shareholder Approval") to adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                  (r) Board Approval. The Company Board has approved this Agreement and the consummation of the Merger and the other transactions contemplated hereby. Such approval constitutes the appropriate approval by the Company Board of the Merger and the other transactions contemplated hereby under the provisions of Section 1924(a) of the Pennsylvania Law.

                  (s) Brokers. No broker, investment banker, financial advisor or other Person, other than Berwind, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The fees of Berwind are two hundred ninety thousand dollars ($290,000) (of which ten thousand dollars ($10,000) has been paid) and the expenses of Berwind are not to exceed five thousand dollars ($5,000).
The Company will pay the fees and expenses of Berwind.

                  (t) Opinion of Financial Advisor. The Company has received the opinion of Berwind (the "Fairness Opinion") to the effect that, as of the date thereof, the Merger Consideration to be received by the Company's shareholders pursuant to this Agreement is fair to the Company's shareholders from a financial point of view, a signed copy of which opinion has been delivered to ACIA.

                  3.2. Representations and Warranties of ACIA. Except as disclosed in the disclosure schedule delivered by ACIA to the Company prior to the execution of this Agreement (the "ACIA Disclosure Schedule"), ACIA represents and warrants to the Company as follows:

                  (a) Organization, Standing and Corporate Power. ACIA is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. ACIA is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of ACIA and each of its Subsidiaries, taken as a whole, or on the ability of ACIA to perform its obligations under this Agreement (any such effect, an "ACIA MAE"). ACIA has delivered to the Company prior to the execution of this Agreement complete and correct copies of its Articles of Incorporation and bylaws, in each case as amended to date (the "ACIA Charter Documents").

                  (b) Authority; Noncontravention. ACIA has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by ACIA and the consummation by ACIA of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of ACIA. This Agreement has been duly executed and delivered by ACIA and constitutes valid and binding obligations of ACIA, enforceable against ACIA in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, breach, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of ACIA under, (i) the charter documents,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license directly or indirectly applicable to ACIA, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Order or Law directly or indirectly applicable to ACIA other than, in the case of clauses
(ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not be reasonably expected to have an ACIA MAE. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ACIA or any of its Subsidiaries in connection with the execution and delivery of this Agreement by ACIA or the consummation by ACIA of the transactions contemplated hereby, except for (1) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing of the Certificates of Merger with the Pennsylvania and Georgia Secretaries of State and appropriate documents with the relevant authorities of other states in which ACIA is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state franchise, securities or "blue sky" laws; (3) such other filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; and (4) such consents, approvals, Orders or authorizations the failure of which to be made or obtained could not reasonably be expected, individually or in the aggregate, to have an ACIA MAE.

                  (c) Voting Requirements. The affirmative vote of a majority of all the votes entitled to be cast on this Agreement by all shares entitled to vote on the Agreement, voting as a single voting group, is the only vote of the holders of any stock in ACIA necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                  (d) Brokers. No broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by ACIA or, if the Merger occurs, the Surviving Entity, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ACIA.

                  (e) Ownership of Shares. Neither ACIA nor any of its Affiliates, (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act, as amended), directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Company.

                  (f) Due Diligence. ACIA has made such due diligence review of the Company as it deems necessary to enter into this Agreement.

                  (g) Shareholders of ACIA. A complete list of the shareholders of ACIA (the "ACIA Shareholders") and their respective holdings in ACIA is set forth on Schedule 3.2(g).

                  (f) Financing. ACIA will have sufficient funds available at the Closing (through cash on hand and existing credit arrangements or otherwise) to purchase all of the Shares outstanding on a fully diluted basis, and to pay all fees and expenses related to the transactions contemplated by this Agreement. ACIA and the ACIA Shareholders have furnished to the Company true and complete records regarding the assets of ACIA and the ACIA Shareholders as requested by the Company, including the personal bank records and financial statements of the ACIA Shareholders, which records show sufficient funds available in accordance with the preceding sentence.

                  (h) Information Supplied. The information supplied or to be supplied by ACIA for inclusion in the Company's Proxy Statement or any amendment or supplement thereto will not, at the time the Company's Proxy Statement is first mailed to shareholders of the Company, at the time such shareholders vote on the approval and adoption of this Agreement and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 IV. COVENANTS RELATING TO CONDUCT OF BUSINESS

                  4.1. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company will, and will cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations. Without limiting the generality or effect of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company will not, and will not permit any of its Subsidiaries to, without the prior consent of ACIA:

                           (i) other than dividends and distributions
         (including liquidating distributions) by a direct or indirect wholly-owned Subsidiary of the Company to its parent, or by a Subsidiary that is partially owned by the Company or any of its Subsidiaries, provided that the Company or any such Subsidiary receives or is to receive its proportionate share thereof (based upon equity ownership), (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock,
         (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                           (iii) amend its articles of incorporation, bylaws or other comparable organizational documents;

                           (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

                           (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (A) in the ordinary course of business consistent with past practice and (B) sales of assets, the net book value of which does not individually or in the aggregate exceed twenty-five thousand dollars ($25,000);

                           (vi)(A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term debt not to exceed one hundred thousand dollars ($100,000) pursuant to existing credit facilities incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any Subsidiary of the Company or to officers and employees of the Company or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

                           (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of the Company previously furnished to ACIA, the relevant portions of which are set forth in Schedule 4.1(a)(vii);

                           (viii) make any change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

                           (ix) except as required by Law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any benefit plans maintained or contributed to by the Company or any of its Subsidiaries or any other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company pension plans, or change the manner in which contributions to any Company pension plans are made or the basis on which such contributions are determined;

                           (x) increase the compensation of any director, executive officer or other key employee of the Company or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person;

                           (xi) enter into any contract or agreement, written or oral, with any affiliate, associate or relative of the Company, or make any payment to or for the benefit of, directly or indirectly, any of the foregoing;

                           (xii) authorize, or commit or agree to take, any of the foregoing actions.

                  (b) Other Actions. Except as required by Law (including fiduciary duties applicable to the Company Board consistent with their obligations under this Agreement), neither the Company, on the one hand, nor ACIA, on the other hand, will, and will not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VII not being satisfied.

                  (c) Advice of Changes. The Company and ACIA will promptly advise the other party orally and in writing of (i) any representation or warranty made by them contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by them to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in
Article VII to be satisfied.

                  4.2. No Solicitation by the Company. (a) The Company shall immediately cease all activities or negotiations with other parties pertaining to any extraordinary corporate transaction which were conducted prior to the execution of this Agreement. The Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Company Takeover Proposal (as hereinafter defined) or
(ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable Law, the Company may, in response to a bona fide written Company Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a) and which is a superior transaction to the Merger and which is not subject to financing (a "Superior Proposal"): (A) furnish information with respect to the Company and each of its Subsidiaries to any Person pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel), (B) participate in negotiations regarding such Company Takeover Proposal, (C) provide access to employees, franchisees, accountants, lawyers, financial advisors and other advisors to the Company, and (D) conduct meetings with Company management regarding such Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of fifteen percent (15%) or more of the assets of the Company and its Subsidiaries or fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.2(b), neither the Company Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by the Company Board or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal (each, a "Company Acquisition Agreement"). Notwithstanding the foregoing, in the event that prior to the Effective Time the Company Board determines in good faith, after the Company has received a Superior Proposal and after consultation with its financial adviser and outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable Law, the Company Board may withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Superior Proposal or terminate this Agreement.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.2, the Company will (i) immediately advise ACIA orally and in writing of any request for information or of any Company Takeover Proposal and the material terms and conditions of such request or Company Takeover Proposal and (ii) keep ACIA reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal, provided, however, that the Company will not be required to provide to ACIA any information if and to the extent that the Company Board determines in good faith, following consultation with outside counsel, that it is necessary to refrain from doing so in order to comply with its fiduciary duties to the Company's shareholders under applicable Law.

                  (d) Nothing contained in this Section 4.2 will prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, the failure so to disclose would violate applicable Law; provided, however, that neither the Company nor the Company Board nor any committee thereof may, except as expressly permitted by Section 4.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

                            V. ADDITIONAL COVENANTS

                  5.1. Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, the Merger and the other transactions contemplated by this Agreement, including without limitation, (i) obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of such reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining of all necessary consents, approvals or waivers from third parties, (iii) defending of any lawsuits or other legal proceedings by any third party, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any adverse Order entered by any court or other Governmental Entity vacated or reversed, and (iv) execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.1(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

                  (b) In connection with and without limiting the foregoing, the Company and ACIA will (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable thereto, take all reasonable action necessary to ensure that the Merger and such other transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation thereon.

                  5.2. Employment Contracts. Following the Effective Time, ACIA will cause the Surviving Entity to honor in accordance with their terms all Employment Agreements.

                  5.3. Fees and Expenses. (a) All fees and expenses incurred in connection with the Merger and this Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) In the event that this Agreement is terminated pursuant to Sections 8.1(b)(i), provided that ACIA is not in breach of its obligations under the Agreement, 8.1(b)(ii) or 8.1(c), then the Company will, within thirty (30) days after the termination date, pay ACIA a fee equal to one hundred twenty-five thousand dollars ($125,000).

                  5.4. Public Announcements. ACIA and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or NASDAQ. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form heretofore agreed to by the parties.

                  5.5. Indemnification, Exculpation and Insurance. All rights to indemnification and exculpation from liabilities to the fullest extent possible for acts or omissions occurring at or prior to the Effective Time (including, without limitation, acts in connection with the transactions contemplated by this Agreement) existing in favor of the current or former directors or officers of the Company or each of its Subsidiaries as permitted under Pennsylvania Law as in effect on the date hereof and as provided in their respective articles or certificates of incorporation or bylaws (or comparable organizational documents) will be assumed by ACIA and ACIA will be directly responsible for such indemnification (including the advancement by ACIA of expenses as incurred by an Indemnified Person to the fullest extent permitted under Pennsylvania Law), without further action, as of the Effective Time and such indemnification will continue indefinitely in full force and effect. In addition, from and after the Effective Time, directors and officers of the Company who become or remain directors or officers of ACIA will be entitled to the same indemnity rights and protections (including those provided by directors' and officers' liability insurance) as are afforded to other directors and officers of ACIA. If the ACIA (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity then in each such case, proper provisions shall be made so that the successors and assignees of ACIA shall assume all of the obligations set forth in this Section 5.5. Notwithstanding any other provision hereof, the provisions of this Section 5.5 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                                  VI. DEPOSIT

                  6.1. ACIA Deposit. Simultaneous with the execution of this Agreement by the parties, ACIA shall pay to PNC Bank, National Association (the "Escrow Agent") the amount of one million one hundred seventy thousand dollars ($1,170,000) (the "Deposit"), which shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement among ACIA, the Company and the Escrow Agent in the form attached hereto as Exhibit A. This Agreement shall not be effective until ACIA has paid the Deposit to the Escrow Agent. ACIA shall be entitled to have the Deposit returned to ACIA only in the event that this Agreement is terminated pursuant to Sections 8.1(b)(i), provided that ACIA is not in breach of its obligations under the Agreement, 8.1(b)(ii) or 8.1(c). The Deposit shall not be construed as liquidated damages and shall in no way limit any rights or remedies of the Company with respect to ACIA or any obligations of ACIA to the Company.

                           VII. CONDITIONS PRECEDENT

                  7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Shareholder Approvals. The Company Shareholder Approval shall have been obtained; and

                  (b) No Injunctions or Restraints. No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect.

                  7.2. Conditions to Obligations of ACIA. The obligation of ACIA to effect the Merger is further subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the Closing Date; and ACIA shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect; and

                  (b) Decline in Retail Sales. Retail sales by the Company's franchisees of the Company's products for the period April 1, 1998 to the end of the month preceding the Closing shall not have declined more than twenty percent (20%) from the comparable period in 1997 based upon the reports of such franchisees' sales delivered to the Company from the franchisees.

                  (c) Extraordinary Occurrences. Other than a decline in the Company's financial position as a result of operations, which circumstance is covered by Section 7.2(b), there shall not have been any occurrence, or series of related occurrences, outside the ordinary course of business that has resulted, or is reasonably likely to result, in an expenditure, loss or damage to the Company of greater than six hundred thousand dollars ($600,000) after the receipt of any applicable proceeds from insurance or other sources.

                  (d) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1 shall have been true and correct on the date of the Agreement.

                  7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Performance of Obligations of ACIA. ACIA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of ACIA by the chief executive officer and the chief financial officer of ACIA to such effect.

                  (b) Deposit. ACIA shall have deposited into the Exchange Fund with the Paying Agent funds sufficient to purchase all of the Shares outstanding on a fully diluted basis, and to pay all fees and expenses related to the transactions contemplated by this Agreement.

                  (c) Representations and Warranties. The representations and warranties of ACIA contained in Section 3.2 shall have been true and correct on the date of the Agreement.

                  7.4. Frustration of Closing Conditions. Neither ACIA nor the Company may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.1.

                    VIII. TERMINATION, AMENDMENT AND WAIVER

                  8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after Company Shareholder
Approval:

                  (a)      by mutual written consent of ACIA and the Company;

                  (b)      by either ACIA or the Company:

                           (i) if the Merger has not been consummated by
                  August 15, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) will not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                           (ii) if the Company Shareholder Approval shall not
                  have been obtained at a Company Shareholders' Meeting duly convened therefor or at any adjournment or postponement thereof, subject to the provisions of Section 2.3;

                           (iii) if any Governmental Entity shall have issued
                  a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable;

                  (c) by the Company pursuant to the terms of Section 4.2(b).

                  8.2. Effect of Termination. In the event of termination of this Agreement by either the Company or ACIA as provided in Section 8.1, this Agreement, other than the provisions of Section 5.3(b), this Section 8.2 and Article IX, will forthwith become void and have no effect, without any liability or obligation on the part of ACIA or the Company, except to the extent that such termination results from the material breach by a party of any of its covenants and agreements set forth in this Agreement.

                  8.3. Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval; provided, however, that after any such approval, there may not be made any amendment that decreases the Merger Consideration or adversely affects the rights of the Company's shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  8.4. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, or (b) subject to the proviso of Section 8.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                  8.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section 8.4 will, in order to be effective, require, in the case of ACIA or the Company, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors or officer.

                            IX. GENERAL PROVISIONS

                  9.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This
Section 9.1 will not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  9.2. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as specified by like notice):

                  (a)      if to the ACIA, to

                           ACI Acquisition Partners
                           1640 Powers Ferry Road
                           Building 4

                           Marietta, Georgia  30067
                           Attention:  Robert K. Cohen

                           with a copy to:

                           Kilpatrick Stockton LLP
                           Suite 2800
                           1100 Peachtree Street
                           Atlanta, Georgia  30309
                           Attention:  David A. Stockton, Esq.

                  (b)  if to the Company, to

                           Aloette Cosmetics, Inc.
                           1301 Wright's Lane East
                           West Chester, PA 19380
                           Attention: Patricia J. Defibaugh,
                           Chief Executive Officer

                           with a copy to:

                           Pepper Hamilton LLP
                           Suite 400
                           1235 Westlakes Drive
                           Berwyn, PA  19312-2401
                           Attention:  Jeffrey P. Libson, Esq.

                  9.3.     Certain Definitions.  For purposes of this Agreement:

                  (a) An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

                  (b) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person. A "Significant Subsidiary" means any subsidiary of the Company or ACIA, as the case may be, that would constitute a "significant subsidiary" of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                  (c) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

                  (d) "Knowledge" of any Person which is not an individual means the knowledge of any of such Person's executive officers after reasonable inquiry.

                  9.4. Interpretation. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference will be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                  9.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  9.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), together with the Escrow Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, including, but not limited to, the letter agreement dated April 9, 1998 executed by Robert K. Cohen and the Company, and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies.

                  9.7. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the Commonwealth of Pennsylvania, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof.

                  9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of Law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence will be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  9.9. Enforcement. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Commonwealth of Pennsylvania or any Pennsylvania state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the Commonwealth of Pennsylvania or a Pennsylvania state court.







                        [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, ACIA and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          ALOETTE COSMETICS, INC.

                                          By:  /s/  Patricia J. Defibaugh
                                             ----------------------------------
                                               Name:    Patricia J.Defibaugh
                                               Title:   Chief Executive Officer


                                          ACI ACQUISITION PARTNERS, INC.


                                          By:  /s/  Robert K. Cohen
                                             ----------------------------------
                                               Name:    Robert K. Cohen
                                               Title:   Chief Operating Officer

                                                                    APPENDIX B







                           FORM OF FAIRNESS OPINION



[DATE]


Board of Directors
Aloette Cosmetics, Inc.
1301 Wright's Lane East
West Chester, Pennsylvania

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Aloette Cosmetics, Inc. ("Aloette") of the financial terms of the proposed merger by and between Aloette and ACI Acquisition Partners, LLC ("ACI"). The terms of the proposed merger by and between Aloette and ACI (the "Proposed Merger") are set forth in the Agreement and Plan of Merger dated April 10, 1998 (the "Merger Agreement"), and provide that each outstanding share of common stock of Aloette, no par value, will be converted into the right to receive from ACI cash in an amount equal to $5.25.

         Berwind Financial, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

         In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of Aloette, (ii) reviewed the Merger Agreement, (iii) reviewed the Proxy Statement, (iv) studied and analyzed the stock market trading history of Aloette, (v) considered the terms and conditions of the Proposed Merger between Aloette and ACI as compared with the terms and conditions of comparable transactions, (vi) met with certain members of Aloette's senior management to discuss its respective operations, historical financial statements and future prospects, and (vii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

         Our opinion is given in reliance on information and representations made or given by Aloette and ACI, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Aloette and ACI including financial statements, financial projections and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Aloette or ACI nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

         With regard to financial and other information relating to the general prospects of Aloette and ACI, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Aloette and ACI as to Aloette's and ACI's most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining necessary regulatory approvals for the Proposed Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Aloette.

         Our opinion is based upon information provided to us by the management of Aloette and ACI, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of Aloette and does not constitute a recommendation to Aloette's shareholders as to how such shareholders should vote on the Proposed Merger.

         Based on the foregoing, it is our opinion that, as of the date hereof, the financial terms of the Proposed Merger by and between Aloette and ACI are fair, from a financial point of view, to the shareholders of Aloette.

                                                     Sincerely,




                                                     BERWIND FINANCIAL, L.P.

                                                                    APPENDIX C

                              GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (the "Guaranty") is entered into on April 10, 1998, by and among Robert K. Cohen, Christie Cohen, Mark Hawn, and Connie Hawn (jointly and severally, the "Guarantors") and Aloette Cosmetics, Inc., a Pennsylvania corporation (the "Company").

                                  BACKGROUND

         The Company and ACI Acquisition Partners, Inc., a Georgia corporation ("ACIA") have entered into that certain Merger Agreement of even date herewith (the "Merger Agreement"), providing for the merger of the Company with and into ACIA. All terms used but not otherwise defined herein shall have the same meanings as set forth in the Merger Agreement.

         ACIA is an Affiliate of the Guarantors and the Guarantors will benefit from the transactions described in the Merger Agreement;

         The Company is entering into the Merger Agreement in reliance upon the Guarantors' entering into and delivering this Guaranty.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce the Company to consummate the transactions described in the Merger Agreement, the Guarantors do hereby covenant and agree with the Company as follows:

         1.  GUARANTY.

                  1.1. Absolute and Unconditional Guaranty. The Guarantors hereby irrevocably, absolutely and unconditionally guarantee and promise to promptly and punctually pay and completely and timely perform when due any obligation, indebtedness and/or other liability of ACIA to the Company arising out of or under the Merger Agreement (the "Guaranteed Obligations"); provided, however, that the aggregate amount of the Guarantors' liability to the Company hereunder, exclusive of the costs and expenses of the enforcement by the Company of its rights hereunder, including, without limitation, attorneys' fees and costs, shall be limited to one million one hundred seventy thousand dollars ($1,170,000). Subject to the proviso of the preceding sentence, the Guarantors also hereby guarantee and agree to or to cause ACIA to promptly, fully, completely and timely pay and perform all of the obligations, covenants, agreements, liabilities and indebtedness of ACIA under the Merger Agreement and the Guaranteed Obligations. Notwithstanding anything to the contrary in this Section 1.1, in addition to Guarantors' other obligations hereunder, the Guarantors hereby agree to pay to the Company, indemnify the Company and hold the Company harmless from, all cost or expense, including attorneys' fees and expenses, which may be incurred by the Company in the enforcement of this Guaranty. The Guarantors agree that the foregoing obligations and liabilities of the Guarantors pursuant to this Section 1.1 and the guaranty set forth herein shall be irrevocable, absolute and unconditional, and the rights and remedies of the Company under this Guaranty shall not be impaired and shall remain in full force and effect until ACIA or the Guarantors, or any combination thereof, shall have fully, completely and satisfactorily performed, paid, discharged or satisfied all obligations, indebtedness and/or other liabilities of ACIA and the Guarantors to the Company subject to the proviso in the first sentence of this Section 1.1, regardless of:

                  (a) the genuineness, validity, enforceability, assignment or purported assignment of all or any part of the Merger Agreement, the Guaranteed Obligations or this Guaranty;

                  (b) any amendment, extension, modification, release, waiver, discharge, settlement or compromise of or with respect to the obligations, indebtedness and/or other liabilities of ACIA to the Company, under the Merger Agreement, the Guaranteed Obligations or otherwise, whether (i) granted to ACIA by the Company or (ii) by operation of law or (iii) under any bankruptcy, reorganization, liquidation, dissolution or similar proceedings;

                  (c) any delay, failure, neglect, commission or omission by or on behalf of the Company to enforce, assert or exercise any of its rights, powers or remedies under the Merger Agreement, Guaranteed Obligations or this Guaranty, which shall in no event be construed as a waiver of any such rights, powers or remedies;

                  (d) the liquidation, sale or marshaling of all, or substantially all, of the assets of ACIA or the Guarantors, any receivership, insolvency, bankruptcy, reorganization, arrangement, composition, readjustment or other similar proceeding or action involving ACIA or the Guarantors or an assignment for the benefit of the creditors of ACIA or the Guarantors; or

                  (e) the addition or release of any or all other guarantors, obligors and other persons liable for the indebtedness of ACIA under the Merger Agreement, the Guaranteed Obligations and performance of the obligations of ACIA thereunder; all whether or not the Guarantors shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (d) of this Section 1.1. The Guarantors shall remain liable hereunder notwithstanding any fact, act, event or occurrence which might otherwise operate as a legal or equitable discharge of a guarantor.

                  1.2. Direct Guaranty. The Guarantors agree that the obligations and liability to the Company under the guaranty described in
Section 1.1 above constitute an immediate and direct payment and performance guaranty, and not a guaranty of collection, such that the Company may, after ACIA's failure to pay or perform the Guaranteed Obligations as and when due (after the expiration of applicable notice and cure periods), in its sole option and discretion, proceed directly against the Guarantors, under this Guaranty without proceeding against or exercising or exhausting any of their rights or remedies against ACIA or any other party.

                  1.3. Continuing Guaranty. This Guaranty shall be a continuing guaranty. Without limiting the foregoing, it is specifically understood that any amendment, modification, limitation or discharge of ACIA's obligations arising out of or by virtue of any occurrence including, without limitation, bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law shall not affect, modify, limit or discharge the liability of the Guarantors in any manner whatsoever and this Guaranty shall remain and continue in full force and effect and shall be enforceable against the Guarantors to the same extent and with the same force and effect as if any such proceedings had not been instituted; and it is the intent and purpose of this Guaranty that the Guarantors shall and do hereby waive all rights and benefits which might accrue to the Guarantors by reason of any such proceeding and that the Guarantors shall be liable for payment of all amounts and performance of all obligations guaranteed hereunder.

                  1.4. Reinstatement of Guaranty. The Guarantors hereby agree that, to the extent the Company receives or applies any payments to the obligations, liabilities or indebtedness of ACIA to the Company under the Merger Agreement or Guaranteed Obligations which are subsequently set aside for being wholly or partially invalid, fraudulent or preferential or which are required to be repaid to ACIA, or to any estate, trustee, receiver or any other party, whether under any state or federal bankruptcy, insolvency, fraudulent conveyance, preference or similar law affecting creditors' rights generally or otherwise, then, to such extent, the guaranty, liabilities and obligations of the Guarantors hereunder shall be reinstated as though such payments had not been so received or applied.

                  1.5. Modification by the Company. The Guarantors hereby consent and agree, without affecting the liability of the Guarantors to the Company hereunder, that the Company may, without notice to or consent of the Guarantors, upon such terms as they may deem advisable: (a) extend or modify, in whole or in part, the time of payment of any indebtedness or other liability owing by ACIA to the Company; (b) release, surrender, exchange, modify, impair, or extend the period of duration, or the time for performance or payment, of any collateral, securing any obligation of ACIA to the Company; and (c) release, settle or compromise any claim of the Company against ACIA or against any other person, firm or corporation whose obligations may at any time be held by the Company as collateral for any obligations of ACIA to the Company. The Guarantors hereby ratify and affirm any such extension, release, surrender, exchange, modification, impairment, settlement or compromise.

         2.  WAIVER.

                  The Guarantors hereby waive, to the fullest extent permitted by all applicable Laws, any defense arising by reason of any disability of ACIA, and all diligence in seeking performance of the obligations or in the collection or realization upon the obligations or indebtedness of ACIA to the Company or any security therefor and all notices whatsoever under the Merger Agreement or the Guaranteed Obligations with respect to such obligations or indebtedness of ACIA to the Company including, without limitation:

                  (a)      notice of acceptance by the Company of this Guaranty;

                  (b) notice of the existence, creation, payment or non-payment, performance or non-performance, or of any default or breach of any obligations or indebtedness of ACIA to the Company;

                  (c) notice of any presentment, demand for payment, non-payment or protest with respect to any of the indebtedness or obligation of ACIA to the Company;

                  (d) notice of any extension, modification, amendment, discharge, waiver or release granted by the Company to ACIA under the Merger Agreement or Guaranteed Obligations or with respect to the obligations or indebtedness of ACIA to the Company;

                  (e) notice of any and all favorable or unfavorable information, financial or otherwise, concerning ACIA learned, acquired or received by the Company, and notice of any facts the Company may now or hereafter know about ACIA, the Merger Agreement or the Guaranteed Obligations or the transactions and relationships contemplated thereby, it being understood and agreed that the Company shall have no duty so to inform, and that the Guarantors are fully responsible for being and remaining informed by ACIA of all circumstances bearing on the existence or creation of the obligations of ACIA under the Merger Agreement or the Guaranteed Obligations and/or the risk of non-payment or non-performance by ACIA under the Merger Agreement or the Guaranteed Obligations; and

                  (f) any other demands or notices required by all applicable Laws.

         3.  SUBROGATION AND REIMBURSEMENT.

                  Until ACIA or the Guarantors, or any combination thereof, shall have fully, completely and satisfactorily performed, paid, discharged or satisfied all obligations, indebtedness and/or other liabilities of ACIA and the Guarantors to the Company, the Guarantors agree (a) not to exercise any rights of subrogation against ACIA, now or hereafter arising, whether arising hereunder, by operation of law or contract or otherwise, and (b) not to seek any reimbursement, restitution, or collection from, or enforce any right or remedy of whatsoever kind or nature in favor of the Guarantors against ACIA or any of its assets or properties.


         4.  MISCELLANEOUS.

                  4.1. Consent to Jurisdiction and Waiver. The Company and the Guarantors hereby consent to the jurisdiction of any local, state or federal court located within or covering Chester County, Pennsylvania, in any action, suit or proceeding commenced therein in connection with or with respect to this Guaranty or any indebtedness, obligations or liabilities of the Guarantors to the Company hereunder, and waive any objection to venue in connection therewith. Notwithstanding the foregoing, the Company shall have the right to institute proceedings to enforce its rights in any other court with subject matter and personal jurisdiction over the Guarantors.

                  4.2. Choice of Law. This Guaranty shall be deemed to be a contract made under and governed by the Laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the Laws of said State without regard to principles of conflict of law. Any provision of this Guaranty which is prohibited or unenforceable in such jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable Law.

                  4.3. Nature of Obligations and Binding Effect. The obligations of the Guarantors to the Company under this Guaranty shall be joint and several. This Guaranty shall be binding upon the Guarantors and any successors and assigns and shall inure to the benefit of the Company and its successors and assigns. The Guarantors shall not assign this Guaranty or any of their rights or obligations hereunder without the prior written consent of the Company.

                  4.4. Time of Essence. Time is of the essence in performance of this Guaranty by the Guarantors.

                  4.5. Copies of Guaranteed Obligations. The Guarantors acknowledge that executed copies of the Merger Agreement and the Guaranteed Obligations have been made available to them and that each of them is familiar with the contents thereof.

                  4.6. Entire Agreement; Amendments. This writing is intended by the parties as a final expression of this Guaranty, and is intended to constitute a complete and exclusive statement of the terms of the agreements by the Guarantors with respect to the subject matter hereof. There are no promises or conditions, expressed or implied, unless contained in this writing. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify the terms of this Guaranty. No amendment, modifications, termination, consent or waiver of any provision of this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Company, and then any such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

             4.7. Drafting. No provision of this Guaranty shall be interpreted for or construed against any party on the basis that such party was the draftsman of such provision, all parties having participated equally in the drafting hereof, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty.

                  4.8. Notice. Any notice required or permitted by this Guaranty shall be effective if given in accordance with Section 9.2 of the Merger Agreement.











                  [Executions are set forth on page 7 hereof]

         IN WITNESS WHEREOF, the Guarantors and the Company have caused this Guaranty to be duly executed as of the date first above written.


                                     ALOETTE COSMETICS, INC.



                                     By:      /s/ Patricia J. Defibaugh
                                              -------------------------
                                     Name:    Patricia J. Defibaugh
                                     Title:   Chief Executive Officer




                                     /s/  Robert K. Cohen
                                     --------------------
                                          Robert K. Cohen


                                     /s/  Christie Cohen
                                     -------------------
                                          Christie Cohen


                                     /s/  Mark Hawn
                                     -------------------
                                          Mark Hawn


                                     /s/  Connie Hawn
                                     -------------------
                                          Connie Hawn

                                                                     APPENDIX D

                     Pennsylvania Business Corporation Law
                        Subchapter D. Dissenters Rights


1571 APPLICATION AND EFFECT OF SUBCHAPTER.

         (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

         Section 1906(c) (relating to dissenters rights upon special treatment).
         Section 1930    (relating to dissenters rights).
         Section 1931(d) (relating to dissenters rights in share exchanges).
         Section 1932(c) (relating to dissenters rights in asset transfers).
         Section 1952(d) (relating to dissenters rights in division).
         Section 1962(c) (relating to dissenters rights in conversion).
         Section 2104(b) (relating to procedure).
         Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
         Section 2325(b) (relating to minimum vote requirement).
         Section 2704(c) (relating to dissenters rights upon election).
         Section 2705(d) (relating to dissenters rights upon renewal of election).
         Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
         Section 7104(b)(3) (relating to procedure).

         (b) Exceptions.

                  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                           (i)  listed on a national securities exchange; or

                           (ii) held of record by more than 2,000 shareholders;

         shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

                  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                          (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                         (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                         (iii) Shares entitled to dissenters rights under
                  section 1906(c) (relating to dissenters rights upon special treatment).

                  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

         (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                  (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

                  (2) a copy of this subchapter.

         (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

         (g) Cross references. See section 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

1572 DEFINITIONS.

         The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS.

         (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

1574 NOTICE OF INTENTION TO DISSENT.

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

1575 NOTICE TO DEMAND PAYMENT.

         (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporation action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

                  (4) Be accompanied by a copy of this subchapter.

         (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

         (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

         (a) Failure to effectuate corporation action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.

         (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

1579 VALUATION PROCEEDINGS GENERALLY.

         (a) General rule.  Within 60 days after the latest of:

             (1) Effectuation of the proposed corporate action;

             (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

             (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS.

         (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

1930 DISSENTERS RIGHTS.

         (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

         (b) Plans adopted by directors only. Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

         (c) Cross references. See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).